Exhibit (h)(3)

                            TRANSFER AGENCY AGREEMENT

     AGREEMENT dated as of July 31, 2003, between each registered investment company listed on Schedule A hereof (as amended from time to time) (each a "Fund") and PFPC Inc. ("PFPC"), a Massachusetts corporation with principal offices at 4400 Computer Drive, Westboro, Massachusetts 01581.

                              W I T N E S S E T H:

     WHEREAS, each Fund may issue Shares to investors in separate series and in separate classes within each series; and

     WHEREAS, each Fund desires to retain PFPC as its transfer agent, dividend disbursing agent and agent in connection with certain other activities, and PFPC desires to provide such services on the terms herein.

     NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, each Fund and PFPC agree as follows:

     1. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     (a) "Account Inquiry" shall mean any access to the PFPC System via IMPRESSNetR initiated by an End-User which is not a Financial Transaction.

     (b) "Articles of Organization" shall mean the Articles of Organization, Declaration of Trust or other charter document of the Fund, as the same may be amended from time to time;

     (c) "Authorized Person" shall be deemed to include any person duly authorized to give Oral Instructions or Written Instructions on behalf of the Fund as indicated in writing to PFPC from time to time;

     (d) "Commission" shall mean the Securities and Exchange Commission;

     (e) "Counsel" shall mean (i) outside legal counsel of the Fund in its capacity as such and (ii) outside legal counsel of PFPC if such counsel has been specifically authorized by an Authorized Person of the Fund to render its opinion on the matter that has arisen;

     (f) "Custodian" refers to the custodian and any sub-custodian of all securities and other property which the Fund may from time to time deposit, or cause to be deposited or held under the name or account of such custodian duly engaged by the Fund;

     (g) "End-User" shall mean any Shareholder that accesses the PFPC System via IMPRESSNetR.

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     (h) "Financial  Transaction" shall mean purchase,  redemption,  exchange or any other transaction involving the movement of Shares initiated by an End-User.

     (i) "Fund Home Page" shall mean the Fund's proprietary web site on the Internet used by the Fund to provide information to its shareholders and potential shareholders.

     (j) "IMPRESSNetR" shall mean the PFPC proprietary system consisting of the PFPC Secure Net Gateway and the PFPC Web Transaction Engine.

     (k) "Internet" shall mean the communications network comprised of multiple communications networks linking education, government, industrial and private computer networks.

     (l) "Oral Instructions" shall mean instructions, other than Written Instructions, actually received by PFPC from a person reasonably believed by PFPC to be an Authorized Person;

     (m) "PFPC Secure Net Gateway" shall mean the system of computer hardware and software and network established by PFPC to provide access between PFPC System and the Internet.

     (n) "PFPC Web Transaction Engine" shall mean the system of computer hardware and software created and established by PFPC in order to enable Shareholders of the Fund to perform the transactions contemplated hereunder.

     (o) "Prospectus" shall mean the Fund's current prospectus and statement of additional information, including any supplements thereto, relating to the registration of the Fund's Shares under the Securities Act of 1933, as amended, and the 1940 Act or, if not registered under the Securities Act of 1933, the Fund's most recent amendment to its registration statement under the 1940 Act;

     (p) "Shares" refers to the shares of beneficial interest or common stock of the Fund (which may be divided into series, classes or both);

     (q) "Shareholder" means a record owner of Shares;

     (r) "Trustees" or "Board of Trustees" refers to the duly elected Trustees or Directors of the Fund;

     (s) "Written Instructions" means any written communication signed by an Authorized Person and actually received by PFPC, and shall include manually executed originals and authorized electronic transmissions of such originals (including telefacsimile); and

     (t) The "1940 Act" refers to the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, all as amended from time to time.

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     2. APPOINTMENT OF PFPC. The Fund hereby appoints PFPC as transfer agent for its Shares and as shareholder servicing agent for the Fund, and PFPC accepts such appointment and agrees to perform the duties hereinafter set forth.

     3. DUTIES OF PFPC.

     (a) PFPC shall be responsible for administering and/or performing transfer agent functions; for acting as service agent in connection with dividend and distribution functions; and for performing shareholder account and administrative agent functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Custodian) of Shares. Such duties are described in the written Schedule of Duties of PFPC annexed hereto as Schedule B. PFPC shall also act in accordance with the terms of the Prospectus of the Fund, applicable law and the procedures established from time to time between PFPC and the Fund.

     (b) PFPC shall record the issuance of Shares and maintain pursuant to Rule 17Ad10(e) under the Securities Act of 1934 a record of the total number of Shares of the Fund which are authorized (with due authorization based upon data provided by the Fund), issued and outstanding. PFPC shall provide the Fund on a regular basis with such information but shall have no obligation, when recording the issuance of Shares, to monitor the legality of issuance of Shares or to take cognizance of any laws relating to the proper issue or sale of such Shares, which functions shall be the sole responsibility of the Fund (or its principal underwriter or administrator).

     (c) PFPC agrees to provide the services set forth herein in accordance with the schedule of Performance Standards attached hereto as Exhibit 1.

     (d) ANTI-MONEY LAUNDERING. To the extent the other provisions of this agreement require PFPC to establish, maintain and monitor accounts of investors in the Fund consistent with securities laws, PFPC shall perform reasonable actions necessary to help the Fund be in compliance with United States Federal anti-money laundering ("AML") laws applicable to investor activity, including the Bank Secrecy Act and the USA PATRIOT Act, as follows: In this regard, PFPC shall: (i) establish and implement written internal policies, procedures and controls reasonably designed to help prevent the Fund from being used to launder money or finance terrorist activities; (ii) provide for independent testing, by an employee who is not responsible for the operation of PFPC's AML program or by an outside party, for compliance with PFPC's established policies and procedures; (iii) designate a person or persons responsible for implementing and monitoring the operation and internal controls of PFPC's AML program; and (iv) provide ongoing training of PFPC's personnel relating to the prevention of money-laundering activities. Upon the reasonable request of the Fund, PFPC shall provide to the Fund: (x) a copy of PFPC's written AML policies and procedures (it being understood such information is to be considered confidential and treated as such and afforded all protections provided to confidential information under this agreement, provided, however, PFPC agrees that the Fund may share such information with the Trustees of the Fund); (y) at the option of PFPC, a copy of a written assessment or report prepared by the party performing the independent testing for compliance, or a summary thereof, or a certification that the findings of the independent party are satisfactory; and (z) a summary of the AML training provided for appropriate personnel. PFPC agrees to permit

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inspections  relating  to  its  AML  program  by  U.S.  Federal  departments  or regulatory agencies with appropriate jurisdiction and to make available to examiners from such departments or regulatory agencies such information and records relating to its AML program as such examiners shall reasonably request.

     (e) IMPRESSNetR Services. PFPC agrees to provide the following services to the Funds in connection with PFPC's proprietary IMPRESSNetR product and service:

     (i) In accordance with the written IMPRESSNetR procedures and product functionality documentation provided to the Fund by PFPC, PFPC shall, through the use of the PFPC Web Transaction Engine and Secure Net Gateway;
     (A) enable the Funds and End-Users to utilize the Internet to access Fund information maintained by the Fund on the Fund Home Page; and (B) enable End-Users to utilize the Internet to access the PFPC System in order to perform account inquiries and transactions in Shareholder accounts.

     (ii) Process the set up of personal identification numbers ("PIN") which shall include verification of initial identification numbers issued, reset and activate personalized PIN's and reissue new PIN's in connection with lost PIN's.

     (iii) Installation services which shall include, review and sign off on the Fund's network requirements, recommending method of linking to the PFPC Web Transaction Engine, installing network hardware and software, implementing the network connectivity, and testing the network connectivity and performance;

     (iv) Maintenance and support of the PFPC Secure Net Gateway and the PFPC Web Transaction Engine, which includes the following:

          (A) error corrections, minor enhancements and interim upgrades to IMPRESSNetR which are made generally available by PFPC to IMPRESSNetR customers;
          (B) help desk support to provide assistance to Fund employees with the Fund's use of IMPRESSNetR.

     Maintenance and support shall not include (i) access to or use of any substantial added functionality, new interfaces, new architecture, new platforms, new versions or major development efforts, unless made generally available by PFPC to IMPRESSNetR clients, as determined solely by PFPC; or
     (ii) maintenance of customized features.

     (v) Maintenance and upkeep of the security infrastructure and capabilities described in the procedures and product functionality documentation.

     (vi) Prepare and forward a monthly usage reports to the Fund which shall provide the Fund with a summary of activity and functionality used by and End-Users.

     (vii) In connection with the IMPRESSNetR services provided by PFPC hereunder, the Fund shall be responsible for the following:

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          (A)  establishment  and  maintenance  of the  Fund  Home  Page  on the
          Internet;
          (B) services and relationships between the Fund and any third party on-line service providers to enable End-Users to access the Fund Home Page and/or the Investor Services System via the Internet;
          (C) provide PFPC with access to and information regarding the Fund Home Page in order to enable PFPC to provide the services contemplated hereunder.

     4. RECORDKEEPING, AND OTHER INFORMATION.

     (a) PFPC shall create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule B in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the 1940 Act and the rules thereunder. Where applicable, such records shall be maintained by PFPC for the periods and the places required by Rule 31a-2 under the 1940 Act.

     (b) PFPC agrees that all such records prepared or maintained by PFPC relating to the services to be performed by PFPC hereunder are the property of the Fund, and will be surrendered promptly to the Fund on and in accordance with the Fund's request.

     (c) In case of any requests or demands for the inspection of Shareholder records of the Fund by third parties, PFPC will endeavor to notify the Fund of such request and secure Written Instructions as to the handling of such request. PFPC reserves the right, however, to exhibit the Shareholder records to any person whenever it is required to do so by law.

     5. FUND INSTRUCTIONS - LIMITATIONS OF LIABILITY.

     (a) PFPC will have no liability when acting in conformance with Written or Oral Instructions reasonably believed to have been executed or orally communicated by an Authorized Person and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from the Fund. PFPC will also have no liability when processing Share certificates which it reasonably believes them to bear the proper manual or facsimile signatures of the Officers of the Fund and the proper countersignature of PFPC.

     (b) At any time, PFPC may apply to any Authorized Person of the Fund for Written Instructions and may, after obtaining prior oral or written approval by an Authorized Person, seek advise from Counsel with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with this opinion of Counsel. Written Instructions requested by PFPC will be provided by the Fund within a reasonable period of time. In addition, PFPC, its Officers, agents or employees, shall accept Oral Instructions or Written Instructions given to them by any person representing or acting on behalf of the Fund only if said representative is known by PFPC, or its Officers, agents or employees, to be an Authorized Person. PFPC shall have no duty or obligation to inquire into, nor shall PFPC be responsible for, the legality of any act done by it upon the request or direction of an Authorized Person.

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     (c) Notwithstanding any of the foregoing provisions of this Agreement, PFPC shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issuance or sale of any Shares or the sufficiency of the amount to be received therefor; (ii) the propriety of the amount per share to be paid on any redemption; (iii) the legality of the declaration of any dividend by the Trustees, or the legality of the issuance of any Shares in payment of any dividend; or (iv) the legality of any recapitalization or readjustment of the Shares.

     (d) PFPC will not be liable or responsible for delays or errors by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, fire, mechanical breakdown beyond its control, flood, acts of God, insurrection, war, riots, acts of terrorism and loss of communication or power supply, provided, however, that PFPC shall have acted in accordance with its Disaster Recovery Plan a summary of which is attached hereto as Exhibit 2, which Exhibit may be amended from time to time by agreement of the Fund and PFPC.

     6. COMPENSATION.

     (a) The Fund will compensate PFPC for the performance of its obligations hereunder in accordance with the fees and out-of-pocket expenses set forth in writing between the parties.

     (b) The parties agree to review at least annually at a Trustees' meeting of the Fund the services provided, cost thereof, and fees and expenses charged, including comparative information regarding the transfer agency industry. The compensation agreed to hereunder may be adjusted from time to time by entering into a revised fee agreement, dated and executed by the parties hereto.

     7. DOCUMENTS. In connection with the appointment of PFPC, the Fund shall upon request, on or before the date this Agreement goes into effect, but in any case within a reasonable period of time for PFPC to prepare to perform its duties hereunder, furnish PFPC with the following documents:

     (a) A certified copy of the Articles of Organization and By-Laws of the Fund, as amended;

     (b) A copy of the resolution of the Trustees authorizing the execution and delivery of this Agreement;

     (c) If applicable, a specimen of the certificate for Shares of the Fund in the form approved by the Trustees, with a certificate of an Officer of the Fund as to such approval;

     (d)  All  account   application  forms  and  other  documents  relating  to
Shareholder accounts or to any plan, program or service offered by the Fund; and

     (e) With respect to any Fund previously serviced by another transfer agent,

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to the extent  practicable a certified list of Shareholders of the Fund with the name, address and taxpayer identification number of each Shareholder, and the number of shares of the Fund held by each, certificate numbers and denominations (if any certificates have been issued), lists of any accounts against which stop transfer orders have been placed, together with the reasons therefor, and the number of Shares redeemed by the Fund.

     8. PFPC SYSTEM.

     (a) PFPC shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC to the Fund herein, including PFPC's IMPRESS technology (the "PFPC System"), provided PFPC has valid legal title thereto. PFPC and the Fund agree to the terms of the IMPRESS license attached hereto as Schedule C.

     (b) PFPC hereby grants to the Fund a limited license to the PFPC System for the sole and limited purpose of having PFPC provide the services contemplated hereunder and nothing contained in this Agreement shall be construed or interpreted otherwise and such license shall immediately terminate with the termination of this Agreement.

     (c) In the event that the Fund, including any affiliate or agent of the Fund or any third party acting on behalf of the Fund is provided with direct access to the PFPC System for either account inquiry or to transmit transaction information, including but not limited to maintenance, exchanges, purchases and redemption, such direct access capability shall be limited to direct entry to the PFPC System by means of on-line mainframe terminal entry or PC emulation of such mainframe terminal entry and any other non-conforming method of transmission of information to the PFPC System is strictly prohibited without the prior written consent of PFPC.

     9. REPRESENTATIONS AND WARRANTIES.

     (a) PFPC represents and warrants to the Fund that:

     (i) it is a corporation duly organized, existing and in good standing under the laws of the Commonwealth of Massachusetts;

     (ii) it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

     (iii) all requisite corporate proceedings have been taken to authorize it to enter into this Agreement;

     (iv) PFPC will maintain its registration as a transfer agent as provided in
Section 17A(c) of the Securities Act of 1934, as amended, (the "1934 Act") and shall comply with all applicable provisions of Section 17A of the 1934 Act and the rules promulgated thereunder, as may be amended from time to time, including rules relating to record retention;

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     (v) it has and will  continue to have access to the  necessary  facilities, equipment and personnel to perform its duties and obligations under this Agreement;

     (vi) to the best of its knowledge, the various procedures and systems which PFPC has implemented or will implement with regard to safeguarding from loss or damage attributable to fire, theft or any other cause (including provision for 24 hours-a-day restricted access) of the Fund's records and other data and PFPC's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as in its judgement are required for the secure performance of its obligations hereunder. The parties shall review such systems and procedures on a periodic basis; and

     (b) The Fund represents and warrants to PFPC that:

     (i) it is duly organized, existing and in good standing under the laws of the jurisdiction in which it is organized;

     (ii) it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into this Agreement;

     (iii) all corporate proceedings required by said Articles of Incorporation, By-Laws and applicable laws have been taken to authorize it to enter into this Agreement;

     (iv) a registration statement under the Securities Act of 1933, as amended, and/or the 1940 Act is currently effective and will remain effective, and all appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale; and

     (v) all outstanding Shares are validly issued, fully paid and non-assessable and when Shares are hereafter issued in accordance with the terms of the Fund's Articles of Incorporation and its Prospectus with respect to each Portfolio, such Shares when issued shall be validly issued, fully paid and non-assessable.

     10. DUTY OF CARE AND INDEMNIFICATION.

     (a) Each party shall fulfill its obligations hereunder by acting with reasonable care and in good faith;

     (b) The Fund will indemnify PFPC against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from the bad faith or negligence of PFPC, and arising out of, or in connection with, its duties on behalf of the Fund hereunder. In addition, the Fund will indemnify PFPC against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit as a result of: (i) any action taken in accordance with Written or Oral Instructions, or share

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certificates  reasonably  believed  by  PFPC  to be  genuine  and to be  signed, countersigned or executed, or orally communicated by an Authorized Person; (ii) any action taken in accordance with written or oral advice reasonably believed by PFPC to have been given by Counsel for the Fund; (iii) any action taken as a result of any error or omission in any record which PFPC had no reasonable basis to believe was inaccurate (including but not limited to magnetic tapes, computer printouts, hard copies and microfilm copies) and was delivered, or caused to be delivered, by the Fund to PFPC in connection with this Agreement; or (iv) any acts or omissions of Eaton Vance in it's capacity as Sub Transfer Agent (as defined in Section 13(d);

     (c) PFPC will indemnify the Fund against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from the bad faith or negligence of the Fund, or arising out of, or in connection with, PFPC's breach of this Agreement;

     (d) In any case in which a party may be asked to indemnify or hold the other party harmless, the indemnifying party shall be advised of all pertinent facts concerning the situation in question and the party seeking indemnification shall notify the indemnifying party promptly concerning any situation which presents or appears likely to present a claim for indemnification. The indemnifying party shall have the option to defend against any claim which may be the subject of this indemnification and, in the event that the indemnifying party so elects, such defense shall be conducted by counsel chosen by the indemnifying party, and thereupon the indemnifying party shall take over complete defense of the claim and the party seeking indemnification shall sustain no further legal or other expenses in such situation for which it seeks indemnification. The party seeking indemnification will not confess any claim or make any compromise in any case in which the indemnifying party will be asked to provide indemnification, except with the indemnifying party's prior written consent; and

     (e) The obligations of the parties hereto under this Section shall survive the termination of this Agreement.

     11. TERMS AND TERMINATION.

     (a) Either party may terminate this Agreement without cause on or after July 31, 2005 by giving 180 days written notice to the other party;

     (b) Either party may terminate this Agreement if the other party has materially breached the Agreement by giving the defaulting party 30 days written notice and the defaulting party has failed to cure the breach within 30 days thereafter; and

     (c) Any written notice of termination shall specify the date of termination. The Fund shall provide notice of the successor transfer agent within 30 days of the termination date. Upon termination, PFPC will, at the expense of the Fund, deliver to such successor a certified list of shareholders of the Fund (with names, addresses and taxpayer identification of Social Security numbers and such other federal tax information as PFPC may be required to maintain), an historical record of the account of each shareholder and the

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status thereof, and all other relevant books, records, correspondence, and other data established or maintained by the books, records, correspondence, and other data established or maintained by PFPC under this Agreement in the form reasonably acceptable to the Fund, and will cooperate in the transfer of such duties and responsibilities, including provisions for assistance from PFPC's personnel in the establishment of books, records and other data by such successor or successors. PFPC shall be entitled to its out-of-pocket expenses as set forth in writing between the parties and as incurred in the delivery of such records net of the fees owed to PFPC for the last mouth of service if this Agreement is terminated pursuant to paragraph (b) immediately above.

     (d) If a majority of the non-interested trustees of any of the Funds determines, in the exercise of their fiduciary duties and pursuant to their reasonable business judgement after consultation with Eaton Vance Management, that the performance of PFPC has been unsatisfactory or adverse to the interests of shareholders of any Fund or Funds or that the terms of the Agreement are no longer consistent with publicly available industry standards, then the Fund or Funds shall give written notice to PFPC of such determination and PFPC shall have 60 days (or such longer period if the non-interested Trustees so determine) to (1) correct such performance to the satisfaction of the non-interested trustees or (2) renegotiate terms which are satisfactory to the non-interested trustees of the Funds. If the conditions of the preceding sentence are not met then the Fund or Funds may terminate this Agreement on sixty (60) days written notice provided, however, that the provisions of Paragraph 11(c) shall remain outstanding for an additional 30 days if necessary to transfer records to a successor transfer agent.

     (e) If the Board of Trustees or Eaton Vance Management hereafter establishes and designates a new Fund, PFPC agrees that it will act as transfer agent and shareholder servicing agent for such new Fund in accordance with the terms set forth herein. The Trustees shall cause a written notice to be sent to PFPC to the effect that it has established a new Fund and that it appoints PFPC as transfer agent and shareholder servicing agent for the new Fund. Such written notice must be received by PFPC in a reasonable period of time prior to the commencement of operations of the new Fund to allow PFPC, in the ordinary course of its business, to prepare to perform its duties.

     12. CONFIDENTIALITY OF RECORDS.

     (a) PFPC agrees to treat all records and other information relative to the Fund and its prior, present or potential Shareholders in confidence except that, after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

     (b) PFPC shall make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Fund, or any person retained by the Fund. Upon reasonable notice by the Fund, PFPC shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visitation by the Fund, or any person retained by the Fund, to inspect its operating capabilities or for any other reason.

     (c) The Fund agrees to keep all records and information of PFPC (including trade secrets) in confidence, unless such is required to be divulged pursuant to law or where the Fund may be exposed to or criminal contempt proceedings for failure to comply. PFPC acknowledges that such records and information may be disclosed to Eaton Vance Management personnel and to Fund auditors consistent with the responsibilities of such parties, and in such cases the Fund shall take reasonable precautions to safeguard the confidentiality of such data to the extent practicable.

     (d) PRIVACY. Each party hereto acknowledges and agrees that, subject to the reuse and re-disclosure provisions of Regulation S-P, 17 CFR Part 248.11, it shall not disclose the non-public personal information of investors in the Fund obtained under this Agreement, except as necessary to carry out the services set forth in this Agreement or as otherwise permitted by law or regulation.

     13. AMENDMENT, ASSIGNMENT AND SUBCONTRACTING.

     (a) This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties.

     (b) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that any assignment of this Agreement (as defined in the 1940 Act) to an entity shall require the written consent of the other party.

     (c) The Fund agrees that PFPC may, in its discretion, subcontract for certain of the services described under this Agreement or the Schedules hereto; provided that the appointment of any such Agent shall not relieve PFPC of its responsibilities hereunder and provided that PFPC has given thirty (30) days prior written notice to an Authorized Person.

     (d) Notwithstanding the foregoing provisions of this Section 13 to the contrary, the parties acknowledge that PFPC shall enter into a Sub-Transfer Agency Agreement with Eaton Vance Management ("Eaton Vance") pursuant to which Eaton Vance shall assume direct responsibility for the performance of certain services described in this Agreement.

     14. USE OF TRADE NAMES.

     (a) PFPC shall approve all reasonable uses of its name which merely refer in accurate terms to its appointment hereunder or which are required by the Commission or a state securities commission. Notwithstanding the foregoing, any reference to PFPC shall include a statement to the effect that it is a wholly owned subsidiary of The PNC Financial Services Group, Inc.

     (b) PFPC shall not use the name of the Fund or material relating to the Fund on any documents or forms for other than internal use in a manner not approved prior thereto in writing; provided, that the Fund shall approve all reasonable uses of its name which merely refer in accurate terms to the appointment of PFPC or which are required by the Commission or a state securities commission.

     15. NOTICE. Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or PFPC, shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                    To the Fund:
                    Eaton Vance Management
                    255 State Street
                    Boston, MA 02109
                    Attention: Fund Secretary

                    To PFPC:
                    PFPC Inc.
                    301 Bellevue Parkway
                    Wilmington DE 19809
                    Attn: President
                    with a copy to PFPC's General Counsel

     16. GOVERNING LAW/VENUE. The laws of the Commonwealth of Massachusetts, excluding the laws on conflicts of laws, shall govern the interpretation, validity, and enforcement of this agreement. All actions arising from or related to this Agreement shall be brought in the state and federal courts sitting in the City of Boston, and the parties hereby submit themselves to the exclusive jurisdiction of those courts.

     17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

     18. CAPTIONS. The captions of this Agreement are included for convenience or reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     19. SEVERABILITY. The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement failed of its essential purpose, then all provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.

     20. LIABILITY OF TRUSTEES, OFFICERS AND SHAREHOLDERS. The execution and delivery of this Agreement have been authorized by the Trustees of the Fund and signed by an authorized Officer of the Fund, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such Officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Fund, but bind only the property of the Fund. No series or class of a Fund shall be liable for the obligations of another series or class.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective Officers thereunder duly authorized as of the day and year first above written.

The Funds Listed on Schedule A hereto


By:    /s/ J. L. O'Connor               Attest: /s/ Russell E. Curtis
       ---------------------------              -----------------------------

Name:  J. L. O'Connor                   Name:   Russell E. Curtis
       ---------------------------              -----------------------------

Title: Treasurer                        Title:  Vice President
       ---------------------------              -----------------------------


PFPC INC.

By:    /s/ Michael Danofrio             Attest: /s/ Eileen Storr-Salino
       ---------------------------              -----------------------------

Name:  Michael Danofrio                 Name:   Eileen Storr-Salino
       ---------------------------              -----------------------------

Title: Executive Vice President         Title:  Vice President
       ---------------------------              -----------------------------

                   LIST OF SCHEDULES, EXHIBITS AND ATTACHMENTS
                   -------------------------------------------

  Schedule A                                  List of Fund Parties

  Schedule B                                  Duties of PFPC

  Schedule C                                  Impress Software License and
                                              Support Terms
    Exhibit 1 of Schedule C                   IMPRESS Software
    Attachment 1 to Exhibit 1 of Schedule C   BANCTEC Terms and Conditions
    Attachment 2 to Exhibit 1 of Schedule C   Pegasystems Terms and Conditions
    Exhibit 1.1 of Schedule C                 Specifications
    Exhibit 2 of Schedule C                   Maintenance and Support Terms

  Schedule D                                  PFPC Certificate of Insurance

  Schedule E                                  Disaster Recovery Services

  Exhibit 1                                   Performance of Standards

  Exhibit 2                                   Disaster Recovery Plan

                                   Schedule A

EATON VANCE GROWTH TRUST

   Atlanta Capital Large-Cap Growth Fund - Class I and R
   Atlanta Capital Small-Cap Fund - Class I and R
   Atlanta Capital Intermediate Bond Fund - Class I and R
   Eaton Vance Asian Small Companies Fund - Class A and B
   Eaton Vance Growth Fund - Class A, B and C
   Eaton Vance Greater China Growth Fund - Class A, B and C
   Eaton Vance Information Age Fund - Class A, B, C and D
   Eaton Vance Large-Cap Growth Fund - Class A
   Eaton Vance Small-Cap Fund - Class A
   Eaton Vance Worldwide Health Sciences Fund - Class A, B, C, D and R

EATON VANCE INVESTMENT TRUST

   Eaton Vance California Limited Maturity Municipals Fund - Class A, B and C Eaton Vance Florida Limited Maturity Municipals Fund - Class A, B and C
   Eaton Vance Massachusetts Limited Maturity Municipals Fund - Class A, B and C Eaton Vance National Limited Maturity Municipals Fund - Class A, B and C Eaton Vance New Jersey Limited Maturity Municipals Fund - Class A and B
   Eaton Vance New York Limited Maturity Municipals Fund - Class A, B and C Eaton Vance Ohio Limited Maturity Municipals Fund - Class A and B
   Eaton Vance Pennsylvania Limited Maturity Municipals Fund - Class A, B and C

EATON VANCE MUNICIPALS TRUST

   Eaton Vance Alabama Municipals Fund - Class A and B
   Eaton Vance Arizona Municipals Fund - Class A and B
   Eaton Vance Arkansas Municipals Fund - Class A and B
   Eaton Vance California Municipals Fund - Class A, B and C Eaton Vance Colorado Municipals Fund - Class A and B
   Eaton Vance Connecticut Municipals Fund - Class A and B Eaton Vance Florida Municipals Fund - Class A and B
   Eaton Vance Georgia Municipals Fund - Class A and B
   Eaton Vance Kentucky Municipals Fund - Class A and B
   Eaton Vance Louisiana Municipals Fund - Class A and B
   Eaton Vance Maryland Municipals Fund - Class A and B
   Eaton Vance Massachusetts Municipals Fund - Class A, B and I Eaton Vance Michigan Municipals Fund - Class A and B
   Eaton Vance Minnesota Municipals Fund - Class A and B
   Eaton Vance Mississippi Municipals Fund - Class A and B Eaton Vance Missouri Municipals Fund - Class A and B
   Eaton Vance National Municipals Fund - Class A, B, C and I Eaton Vance New Jersey Municipals Fund - Class A and B
   Eaton Vance New York Municipals Fund - Class A, B and C Eaton Vance North Carolina Municipals Fund - Class A and B Eaton Vance Ohio Municipals Fund - Class A and B
   Eaton Vance Oregon Municipals Fund - Class A and B
   Eaton Vance Pennsylvania Municipals Fund - Class A and B Eaton Vance Rhode Island Municipals Fund - Class A and B Eaton Vance South Carolina Municipals Fund - Class A and B Eaton Vance Tennessee Municipals Fund - Class A and B

   Eaton Vance Virginia Municipals Fund - Class A and B
   Eaton Vance West Virginia Municipals Fund - Class A and B

EATON VANCE MUNICIPALS TRUST II

   Eaton Vance Florida Insured Municipals Fund - Class A and B
   Eaton Vance Hawaii Municipals Fund - Class A and B
   Eaton Vance High Yield Municipals Fund - Class A, B and C
   Eaton Vance Kansas Municipals Fund - Class A and B

EATON VANCE MUTUAL FUNDS TRUST

   Eaton Vance Cash Management Fund
   Eaton Vance Equity Research Fund
   Eaton Vance Floating-Rate Fund, -Advisers Class, Class A, B, C, and I Eaton Vance Floating-Rate High Income Fund - Advisers Class,
    Class A, B, C, and I
   Eaton Vance Government Obligations Fund - Class A, B, C and R
   Eaton Vance High Income Fund - Class B and C
   Eaton Vance Low Duration Fund - Class A, B and C
   Eaton Vance Money Market Fund
   Eaton Vance Municipal Bond Fund - Class A, B and I
   Eaton Vance Strategic Income Fund - Class A, B and C
   Eaton Vance Tax Free Reserves
   Eaton Vance Tax-Managed Dividend Income Fund - Class A, B and C
   Eaton Vance Tax-Managed Equity Asset Allocation Fund Class A, B and C Eaton Vance Tax-Managed Growth Fund 1.1 - Class A, B, C, I and S
   Eaton Vance Tax-Managed Growth Fund 1.2 - Class A, B, C, D and I
   Eaton Vance Tax-Managed International Growth Fund - Class A, B, C and D Eaton Vance Tax-Managed Mid-Cap Core Fund - Class A, B and C
   Eaton Vance Tax-Managed Multi-Cap Opportunity Fund, Class A, B and C Eaton Vance Tax-Managed Small-Cap Growth Fund 1.1 - Class A, B and C Eaton Vance Tax-Managed Small-Cap Growth Fund 1.2 - Class A, B and C Eaton Vance Tax-Managed Small-Cap Value Fund - Class A, B and C
   Eaton Vance Tax-Managed Value Fund - Class A, B, C and D

EATON VANCE SERIES TRUST

   Eaton Vance Tax-Managed Growth Fund 1.0

EATON VANCE SPECIAL INVESTMENT TRUST

   Eaton Vance Balanced Fund - Class A, B and C
   Eaton Vance Emerging Markets Fund - Class A and B
   Eaton Vance Greater India Fund - Class A and B
   Eaton Vance Institutional Short Term Income Fund
   Eaton Vance Institutional Short Term Treasury Fund
   Eaton Vance Large-Cap Core Fund - Class A, B and C
   Eaton Vance Large-Cap Value Fund - Class A, B, C and R
   Eaton Vance Small-Cap Growth Fund - Class A, B and C
   Eaton Vance Small-Cap Value Fund - Class A, B and C
   Eaton Vance Special Equities Fund - Class A, B and C
   Eaton Vance Utilities Fund - Class A, B and C

OTHER FUNDS

   Eaton Vance Income Fund of Boston - Class A, B, C, I and R
   Eaton Vance Senior Income Trust

INTERVAL FUNDS

   Eaton Vance Advisers Senior Floating-Rate Fund
   Eaton Vance Institutional Senior Floating-Rate Fund
   Eaton Vance Prime Rate Reserves
   EV Classic Senior Floating-Rate Fund

                                   Schedule B
                                 DUTIES OF PFPC
                                 --------------

(a)  SERVICES PROVIDED ON AN ONGOING BASIS, IF APPLICABLE.

     (i)     Calculate 12b-1 payments;

     (ii)    Maintain shareholder registrations;

     (iii)   Review  new  applications  and   correspond  with  shareholders  to
             complete or correct information;

     (iv)    Direct payment processing of checks or wires;

     (v) Prepare and certify stockholder lists in conjunction with proxy solicitations;

     (vi)    Countersign share certificates;

     (vii)   Prepare and mail to shareholders confirmation of activity;

     (viii) Provide toll-free lines for direct shareholder use, plus customer liaison staff for on-line inquiry response;

     (ix) Mail duplicate confirmations to broker-dealers of their clients' activity, whether executed through the broker-dealer or directly with PFPC;

     (x)     Provide periodic shareholder lists and statistics to the Fund;

     (xi)    Provide detailed data for underwriter/broker confirmations;

     (xii)   Prepare periodic mailing of year-end tax and statement information;

     (xiii) Notify on a timely basis the investment adviser, accounting agent, and custodian of fund activity;

     (xiv) Perform other participating broker-dealer shareholder services as may be agreed upon from time to time;

     (xv)    Maintain records of Letter of Intent escrow shares;

     (xvi) Maintain records necessary to properly invoke the contingent deferred sales charge;

     (xvii) Examine and process all transfers of Shares, ensuring that all transfer requirements and legal documents have been supplied;

     (xviii) Issue and mail replacement checks; and

     (xix) Maintain and execute Share purchases with respect to Rights of Accumulation.

     In connection with the foregoing, PFPC agrees to provide staffing (up to a maximum of 8 FTE's) for the PFPC Call Center to handle shareholder phone calls to accommodate approximately 20% of the total Eaton Vance Call Center volume based on the current average of 5000 shareholder calls per month.

(b)  SERVICES PROVIDED BY PFPC UNDER ORAL INSTRUCTIONS OR WRITTEN INSTRUCTIONS.

     (i)     Accept and post daily Share purchases and redemptions;

     (ii)    Accept, post and perform shareholder transfers and exchanges;

     (iii)   Pay dividends and other distributions;

     (iv) Issue and cancel certificates (when requested in writing by the shareholder).

(c) PURCHASE OF SHARES. PFPC shall issue and credit an account of an investor, in the manner described in the Fund's prospectus, once it receives:

     (i)     A purchase order;

     (ii)    Proper information to establish a shareholder account; and

     (iii) Confirmation of receipt or crediting of funds for such order to the Fund's custodian.

     PFPC shall apply a ten (10) day hold on shares purchased by check and prohibit redemption of such Shares during the hold period in order to allow sufficient time for any such check to clear.

(d) REDEMPTION OF SHARES. PFPC shall redeem Shares only if that function is properly authorized by the certificate of incorporation or resolution of the Fund's Board of Directors. Shares shall be redeemed and payment therefore shall be made in accordance with the Fund's prospectus, when the recordholder tenders Shares in proper form and directs the method of redemption. If Shares are received in proper form, Shares shall be redeemed before the funds are provided to PFPC from the Fund's custodian (the "Custodian"). If the recordholder has not directed that redemption proceeds be wired, when the Custodian provides PFPC with funds, the redemption check shall be sent to and made payable to the recordholder, unless:

     (i) the surrendered certificate is drawn to the order of an assignee or holder and transfer authorization is signed by the recordholder; or

     (ii) transfer authorizations are signed by the recordholder when Shares are held in book-entry form.

     When a broker-dealer notifies PFPC of a redemption desired by a customer, and the Custodian provides PFPC with funds, PFPC shall prepare and send the redemption check to the broker-dealer and made payable to the broker-dealer on behalf of its customer.

(e) DIVIDENDS AND DISTRIBUTIONS. Upon receipt of a resolution of the Fund's Board of Directors authorizing the declaration and payment of dividends and distributions, PFPC shall issue dividends and distributions declared by the Fund in Shares, or, upon shareholder election, pay such dividends and distributions in cash, if provided for in the Fund's prospectus. Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. PFPC shall mail to the Fund's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation. PFPC shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends above a stipulated amount paid by the Fund to its shareholders as required by tax or other law, rule or regulation.

(f)  SHAREHOLDER ACCOUNT SERVICES.

     (i) PFPC may arrange, in accordance with the prospectus, for issuance of Shares obtained through:

          -    Any pre-authorized check plan; and
          -    Direct   purchases   through  broker  wire  orders,   checks  and
               applications.

     (ii) PFPC  may  arrange,   in  accordance  with  the   prospectus,   for  a
          shareholder's:

          - Exchange of Shares for shares of another fund with which the Fund has exchange privileges;
          - Automatic redemption from an account where that shareholder participates in a automatic redemption plan; and/or
          -    Redemption  of  Shares  from  an  account  with  a   checkwriting
               privilege.

(g) COMMUNICATIONS TO SHAREHOLDERS. Upon timely Written Instructions, PFPC shall mail all communications by the Fund to its shareholders, including:

     (i)     Reports to shareholders;

     (ii)    Confirmations of purchases and sales of Fund shares;

     (iii)    Monthly or quarterly statements;

     (iv)    Dividend and distribution notices; and

     (v)     Tax form information.

(h) RECORDS. PFPC shall maintain records of the accounts for each shareholder showing the following information:

     (i) Name, address and United States Tax Identification or Social Security number;

     (ii) Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

     (iii) Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

     (iv) Any stop or restraining order placed against a shareholder's account;

     (v)     Any   correspondence   relating  to  the  current   maintenance  of
             a shareholder's account;

     (vi)    Information with respect to withholdings;

     (vii)   Any  information  required   in  order  for  PFPC  to  perform  any
             calculations required by this Agreement; and

     (viii)  Dividend code (reinvestment).

(i) LOST OR STOLEN CERTIFICATES. PFPC shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued only upon:

     (i) The shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by PFPC; and

     (ii) Completion of a release and indemnification agreement signed by the shareholder to protect PFPC and its affiliates.

(j) SHAREHOLDER INSPECTION OF STOCK RECORDS. Upon a request from any Fund shareholder to inspect stock records, PFPC will notify the Fund and the Fund will issue instructions granting or denying each such request. Unless PFPC has acted contrary to the Fund's instructions, the Fund agrees to and does hereby release PFPC from any liability for refusal of permission for a particular shareholder to inspect the Fund's stock records.

(k) WITHDRAWAL OF SHARES AND CANCELLATION OF CERTIFICATES. Upon receipt of Written Instructions, PFPC shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the Fund.

(l) LOST SHAREHOLDERS. PFPC shall perform such services as are required in order to comply with Rules 17a-24 and 17Ad-17 of the 1934 Act (the "Lost Shareholder Rules"), including, but not limited to, those set forth below.

     PFPC may, in its sole discretion, use the services of a third party to perform some of or all such services.

     (i)     documentation of search policies and procedures;

     (ii)    execution of required searches;

     (iii) tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and

     (iv) preparation and submission of data required under the Lost Shareholder Rules.

Except as set forth above, PFPC shall have no responsibility for any escheatment services.

(m)  RETIREMENT PLANS.

     (i) In connection with the Individual Retirement Accounts, Simplified Employee Pension plans, Rollover Individual Retirement plans, Coverdell ESA's and ROTH Individual Retirement Accounts ("IRA Plans"), 403(b) Plans, Money Purchase, Profit Sharing plans and Single Participant "k" plans ("Qualified Plans") (collectively, the "Retirement Plans") within the meaning of Section 401, 403(b)(7) and 408 of the Internal Revenue Code of 1986, as amended (the "Code") sponsored by the Fund for which contributions of the Funds' shareholders (the "Participants") are invested solely in Shares of the Fund, PFPC shall provide the following administrative services:

          (A) Establish a record of types and reasons for distributions (i.e., attainment of age 59-1/2, disability, death, return of excess contributions, etc.);

          (B)  Record method of distribution requested and/or made;

          (C)  Receive and process designation of the beneficiary forms;

          (D) Examine and process requests for direct transfers between custodians/trustees; specifically, when appropriate, provide for successor custodian acceptance, receive in assets and invest in accordance to shareholder instructions; or when appropriate, transfer and pay over to the successor assets in the account and records pertaining thereto as requested;

          (E) Prepare any annual reports or returns required to be prepared and/or filed by a custodian of a Retirement Plan, including, but not limited to, an annual fair market value report, Forms 1099-R and 5498 and file with the IRS and provide to Participant/Beneficiary; and

          (F)  Perform     applicable     federal     withholding    and    send
               Participants/Beneficiaries an annual notice regarding required federal income tax withholding.

     (ii) PFPC shall arrange for PFPC Trust Company to serve as custodian for the Fund's Retirement Plans.

     (iii) With respect to the Retirement Plans, PFPC shall provide the Fund with the associated Plan documents for use by the Fund and PFPC shall be responsible for the maintenance of such documents in compliance with all applicable provisions of the Code and the regulations promulgated thereunder.

(n) PRINT MAIL. The Fund hereby engages PFPC as its exclusive print/mail service provider with respect to those items and for such fees as may be agreed to from time to time in writing by the Fund and PFPC.

(o) SPECIAL REQUIREMENTS WITH RESPECT TO DAILY FUNDING. PFPC shall provide the Custodian a preliminary cash availability report at 8:15 AM. The preliminary cash projections are subject to change, based on estimates submitted by various processing groups. The report will summarize the previous day's transaction activity, subtotaled by transaction type. Final reports will be provided to the Custodian by 10:45 AM. This reporting package will include final cash availability and shares outstanding for each Fund.

     Providing that PFPC has reported the daily settlement amounts in a timely manner with appropriate back-up documentation, the Fund will cause to be wired monies due PFPC by the Fund on or before the close of business. All monies due the Fund from PFPC shall be wired by PFPC by close of business.

(p) AS OF TRANSACTIONS. PFPC shall make every effort to minimize the occurrence of "as of' transactions. For those that do occur, PFPC shall maintain records as to the reason for the delay in processing. In the event the delayed processing is the fault of PFPC, and the Fund sustains a loss, the Fund shall be entitled to compensation from PFPC.

(q)  DISASTER RECOVERY FACILITY SERVICES.

     (i) In the event an unplanned condition renders the Fund's normal operations facility located at 255 State Street, Boston, Massachusetts to be inoperative (a "Disaster"), Transfer Agent agrees to provide certain services on behalf of the Fund, as more fully described herein.

     (ii) Upon notification by the Fund to Transfer Agent of a Disaster, Transfer Agent shall make available to the Fund the equipment and services at a PFPC facility in either Westborough or at such other PFPC facility in New England as described in the attached Schedule E of this Agreement.

(r) NATIONAL QUALITY REVIEW. PFPC agrees to engage National Quality Review ("NQR") to perform NQR rating and quality performance review services with respect to the PFPC Transaction Processing Area providing services to the Funds hereunder and provide monthly reporting to the Funds relating thereto.

                                   Schedule C
                   IMPRESS SOFTWARE LICENSE AND SUPPORT TERMS
                   ------------------------------------------

ARTICLE 1- SYSTEM, SUPPORT AND IMPLEMENTATION

1.1 SOFTWARE AND SUPPORT. PFPC shall provide or has previously provided to the Fund and the Fund shall acquire from PFPC the right to use the computer software programs ("Software"), set forth in Exhibit 1 of this Schedule C ("Exhibit 1") for the fees set forth in Schedule B of the Agreement. Software includes related user manuals and reference guides (collectively, "Documentation"). One copy of the Documentation shall be provided to the Fund at no additional cost. PFPC shall provide only the machine readable object version of the Software and not source code. Additional terms and conditions concerning the Software are set forth in Exhibits 1 and 1.1 ("Software Exhibits"). Subject to the Agreement terms and conditions, PFPC grants to the Fund and the Fund accepts from PFPC the non-exclusive, non-transferable license to use the Software during the term of the Agreement ("License"). Some software components ("Third Party Software") required to be used with the Software were developed by a third party ("Third Party Vendor"). Exhibit 1 shall indicate which Third Party Software the Fund is licensing from PFPC pursuant to this Agreement ("PFPC Provided Third Party Software") and which Third Party Software the Fund is required to obtain directly from Third Party Vendors ("Directly Obtained Third Party Software"). Directly Obtained. Third Party Software is licensed to the Fund only pursuant to shrink wrapped or other agreements between the Third Party Vendor and the Fund. PFPC Provided Third Party Software is licensed to the Fund pursuant to the terms and conditions set forth in this Agreement. As part of the Software, PFPC shall provide the Fund with the interfaces set forth in Exhibit 1, between the Software and Third Party Software ("Interfaces"). PFPC shall provide the software support services ("Software Support") so designated in Exhibit 2 of this Schedule C ("Exhibit 2"). Software Support shall include a License to error corrections, minor enhancements and interim upgrades to the Software which are made generally available to PFPC clients of the Software under Software Support, but shall not include a License to substantial added functionality, new interfaces, new architecture, new platforms or other major software development efforts, as determined solely by PFPC.

1.2 OWNERSHIP. PFPC or its licensor shall retain title to and ownership of the Software, copies, derivative works, inventions, discoveries, patentable or copyrightable matter, concepts, expertise, techniques, patents, copyrights, trade secrets and other related legal rights ("Proprietary Information"). PFPC reserves all rights in the Proprietary Information not expressly granted to the Fund in the Agreement. Upon PFPC's request, the Fund shall inform PFPC in writing of the quantity and location of any Software.

1.3 EQUIPMENT, SYSTEM IMPLEMENTATION AND ACCESS. The Fund shall be responsible for obtaining the data processing and related equipment ("Equipment") required to operate the Software. PFPC and the Fund shall (a) within a reasonable time after the Effective Date, agree upon the tasks required to implement the Software, Third Party Software and Equipment ("System") and the party responsible and time frames for each task ("Scope of Work"); (b) perform their respective assigned tasks according to the Scope of Work; and (c) if not the party assigned to a task, cooperate with the responsible party. To the extent the Scope of Work is incomplete, PFPC shall follow its reasonable and customary practices. The Fund shall give reasonable and safe access to the System to PFPC, PFPC's employees, affiliates, representatives, agents, contractors, licensors and suppliers ("PFPC's Agents") who are providing services under the Agreement or auditing adherence to the Agreement.

1.4 USE OF SOFTWARE. The Fund may use the Software during the term of the Agreement only on the Equipment to process the Fund's and affiliates' data for internal business purposes (which shall, for purposes of this Agreement, include use by the Fund to provide services to its customers on a service bureau basis) at the locations agreed to in writing in advance by the Fund and PFPC. Notwithstanding anything in this Schedule C or the foregoing sentence to the contrary, the Fund's use of the Software shall include use by Eaton Vance (as defined in the Agreement), provided, however that such use by Eaton Vance shall be limited to the terms of this Agreement. If the Equipment is inoperative due to malfunction, the license grant shall, upon written notice to PFPC, be temporarily extended to authorize the Fund to use the Software on any other equipment approved in writing by PFPC until the Equipment is returned to operable condition. PFPC, in its reasonable discretion, may suspend any Software Support while the Software is being used on such other Equipment. No right is granted for use of the Software by any third party or by the Fund to process for any third party, or for any other purpose whatsoever, except as expressly provided in this paragraph. The Fund shall not modify, re-engineer, decompile or reverse engineer the Software or otherwise attempt to obtain any source code without the express prior written consent of PFPC.

1.5 SOFTWARE INSTALLATION AND ACCEPTANCE. PFPC shall advise the Fund that the Software as listed in Exhibit 1 is installed and functioning on the Equipment ("Software Installation Date") so that implementation and training activities can proceed. The Fund shall be deemed to have accepted the Software thirty (30) days after Software Installation Date or thirty (30) days after the Fund's first use of Software to process live production data ("Software Acceptance Date") whichever occurs first.

1.6 COPIES OF SOFTWARE. The Fund may not copy the software except for backup and archival purposes only, and the Fund shall include on all copies of the Software all copyright and other proprietary notices or legends included on the Software. The provisions of this Paragraph do not apply to the Fund data files in machine-readable form.

1.7 NO-EXPORT. The Software shall not be shipped or used by the Fund outside the United States. The Fund shall comply with all applicable export and re-export restrictions and regulations of the U.S. Department of Commerce or other U.S. agency or authority. The Software shall not be transferred to a prohibited country or otherwise in violation of any such restrictions or regulations.

1.8 TERMINATION. Terms and conditions which require their performance after the termination of the Agreement, including but not limited to the License and Software use restrictions, limitations of liability, indemnification, and confidentiality obligations, shall survive and be enforceable despite the termination of the Agreement.

1.9 ASSIGNMENT. Absent PFPC's prior written consent, the Fund shall not assign, sublicense or transfer, whether by operation of law or otherwise, the Fund's rights or obligations with respect to the License and PFPC may void any such attempt.

ARTICLE 2 - WARRANTIES, REPRESENTATIONS, LIABILITY AND DEFAULT

2.1 SOFTWARE WARRANTIES AND REMEDIES. For the term of the Agreement, PFPC warrants ("Performance Warranty") that the Software shall perform on the Equipment substantially in accordance with the Documentation, except for Directly Obtained Third Party Software as set forth in Paragraph 2.2. The correction of errors and deficiencies in the Software pursuant to Software
Support shall be the Fund's sole and exclusive remedy for the Performance Warranty. PFPC warrants ("Rights Warranty") it has the right to license the Software in accordance with the Agreement. Provided the Fund gives PFPC timely written notice, reasonable assistance, including assistance from the Fund's employees, agents, independent contractors and affiliates (collectively, the "Fund's Agents"), and sole authority to defend or settle the action, then PFPC shall do the following ("Infringement Indemnification"): (a) defend or settle, at its expense, any action brought against the Fund or the Fund's Agents to the extent the action is based on a claim that the Software infringes a duly issued United States' patent or copyright or violates a third party's proprietary trade secrets or other similar intellectual property rights ("Infringement"); and (b) pay damages and costs finally awarded against the Fund or the Fund's Agents directly attributable to such claim. PFPC shall have no Infringement Indemnification obligation if the alleged Infringement is based upon the Fund's use of the Software with equipment or software not furnished or approved by PFPC or if such claim arises from PFPC's compliance with the Fund's designs or instructions, or from the Fund's modifications of the Software. The Infringement Indemnification states PFPC's entire liability for Infringement and shall be the Fund's sole and exclusive remedy for the Rights Warranty.

2.2 THIRD PARTY WARRANTIES. All warranties for the Directly Obtained Third Party Software, if any, are specifically set forth in the applicable agreements supplied by the Third Party Vendors. Subject to the terms of the Exhibit 2 and to the extent permitted by PFPC's suppliers, PFPC conveys to the Fund all Third Party Software warranties made by the Third Party Vendors.

2.3 EXCLUSION OF WARRANTIES. THE WARRANTIES SET FORTH IN PARAGRAPH 2.1 AS TO THE SOFTWARE AND IN PARAGRAPH 2.2 AS TO DIRECTLY OBTAINED THIRD PARTY SOFTWARE ARE IN LIEU OF ALL OTHER WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, ARISING OUT OF OR RELATED TO THE AGREEMENT. INVESTOR SERVICES GROUP SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

2.4 FUND RESPONSIBILITY. The System is an information system only, designed to assist the Fund in performing their professional activities and is not intended to replace the professional skill and judgment of the Fund. The Fund shall be solely responsible for: (a) acts or omissions of the Fund in entering data into the System, including its accuracy and adequacy; (b) checking the correctness and accuracy of the System output and data; and (c) any use of or reliance upon the System output by the Fund. Except for the Infringement Indemnification and as limited by applicable law, the Fund shall indemnify, defend and hold PFPC and PFPC's Agents harmless from any losses, costs, damages, and liabilities, including without limitation, reasonable attorneys' fees and court costs, relating to any claim by any third party arising from or related to the Fund's use of the System or System output.

2.5  REPRESENTATIONS,   DAMAGE  LIMITATION  AND  RISK  ALLOCATION.   Each  party
represents that (a) it has all requisite power and authority to carry on its business and perform its obligations as contemplated by the Agreement; and (b) the execution, delivery and performance of the Agreement has been properly authorized. PFPC's entire aggregate liability to the Funds for any loss or damage, direct or indirect, for any cause whatsoever and regardless of the form of action with respect to the Fund's use of the Software, shall be limited to the Funds' actual direct damages which are reasonably incurred by the Funds in an amount not to exceed ("Damage Limitation") all license and support fees paid under this Schedule C with respect to the Software. The Fund understands the Damage Limitation and considers it reasonable and appropriate. In allocating risks under the Agreement, the parties agree: (i) the Damage Limitation should specifically apply to any alternative remedy ordered by a court in the event such court determines that a sole and exclusive remedy provided for in the Agreement fails of its essential purpose; and (ii) the IMPRESS Fees agreed to in writing between the parties reflect the risks attributable to the parties, including, but not limited to, the disclaimer of warranties and the limitations of liability set forth in this Article 2 and the sole and exclusive remedies in the Agreement.

                             Exhibit 1 of Schedule C

                                IMPRESS SOFTWARE

The License granted pursuant to this Amendment shall be for a maximum of concurrent user seats identified for each software product below.

1. PFPC SOFTWARE.
   --------------

1.1 PFPC Software includes the following IMPRESS products which are further described in Exhibit 1.1 of Schedule C ("Specifications"):

     IMPRESS Workflow/Image Release 7.2.3 - 50 maximum user seats
     IMPRESS Customer Relationship Manager Release 3.3 - 50 maximum user seats

1.2 INTERFACES. Except as agreed in writing, PFPC shall not be required to modify the Software or the Interfaces to accommodate changes made by the Fund to its portion of the interface. If the Fund's vendor needs information about the Software, then the vendor must first execute a nondisclosure agreement in form and content reasonably acceptable to PFPC. PFPC shall not be liable for any delay or degradation to the Software or Equipment attributable to the Fund's use of Interfaces.

2. THIRD PARTY SOFTWARE.
   ---------------------

2.1 PFPC PROVIDED THIRD PARTY SOFTWARE. The following Third Party Software is licensed to the Fund directly by PFPC:

2.1.1 BANCTEC SOFTWARE. The following Third Party Software is licensed directly to the Fund by PFPC subject to the terms of this Agreement and the mandatory BancTec ("BancTec") terms and conditions set forth in Attachment 1 to Exhibit 1, attached and incorporated by reference. To the extent the terms of Attachment 1 to Exhibit 1, conflict with or differ from the terms and conditions in the Agreement, Attachment 1 to Exhibit 1 shall prevail with respect to the following BancTec Software ("BancTec Software")

     Informix           Multi-User with 50 maximum user seats
     XDP                Storage Manager Multi-User with 50 maximum user seats
     FloWare            Multi-User with 50 maximum user seats

Each Banctec  Software  program  listed  above and  identified  as  "Multi-User"
("Multi-User Program") is licensed for installation on a single network server computer which is supplied by a third party, and which is electronically linked with one or more workstations having access to the Banctec Software program. If the above designates a maximum number of users authorized to simultaneously access the Multi-User Program, no access will be permitted in excess of such maximum number. In all other cases, Multi-User Program is authorized to be accessed by all workstations which are configured to communication with that network server computer.

2.1.2 PEGASYSTEMS SOFTWARE. The following Third Party Software is licensed directly to the Fund by PFPC subject to the mandatory Pegasystems, Inc. ("Pegasystems") terms and conditions set forth in Attachment 2 to Exhibit 1. To the extent the terms of Attachment 2 of Exhibit 1 conflict with or differ from the other terms and conditions in the Agreement, the terms of Attachment 2 of
Exhibit 1 shall prevail with respect to the following Pegasystems Software ("Pegasystems Software"):

--------------------------------------------------------------------------------
Product Name             Version         Function - 50 maximum user seats
--------------------------------------------------------------------------------

PegaWorks                  7.2           Workflow Engine - 50 maximum user seats
--------------------------------------------------------------------------------

PegaENVIRONMENT            7.2           Operating Shell - 50 maximum user seats
--------------------------------------------------------------------------------

PegaREACH                  8.11          Desktop Graphical Interface - 50
                                         maximum user seats
--------------------------------------------------------------------------------

2.2 DIRECTLY OBTAINED THIRD PARTY SOFTWARE. The following Third Party Software are separately licensed by the Third Party Vendor directly to the Fund subject to the respective terms and conditions of "shrink-wrapped" or other agreements between the Third Party Vendor and the Fund. The Fund accepts the provisions of such agreements, including the warranty provisions, if any, and agrees to comply with the terms set forth in such agreements:

          - Microsoft Windows NT 4.0 with SP6a, or Microsoft Windows 2000 or Microsoft Windows XP
          -    Microsoft Office 2000 or greater
          -    Microsoft NT Server 2000
          -    Microsoft TCP/IP Stack
          -    UNIX ESQL/C Compiler for selected UNIX platform

                     Attachment 1 to Exhibit 1 of Schedule C

                          BANCTEC Terms and Conditions

1. Each BancTec Software Package listed in Section 2.1.1 of Exhibit 1 ("Program") which is identified as "Multi-User Program" is licensed for installation on a single network server computer which is supplied by BancTec, PFPC, or a third party, and which is electronically linked with one or more workstations having access to the Program. If Exhibit A designates a maximum number of users authorized to simultaneously access the Multi-User Program, no access will be permitted in excess of such maximum number. In all other cases, Multi-User Program is authorized to be accessed by all workstations which are configured to communicate with that network server computer.
2. Each Program listed in Exhibit 1 identified as "Single-User Software" is licensed for installation and use on a single computer.
3. Each Program listed in Exhibit 1 identified as an "Unlimited-User Program" is licensed for use by the Fund after ordering a copy of the Program. Once ordered, the Fund may make unlimited copies of such Programs at no additional charge.
4. Each Program listed in Exhibit 1 identified as a "Device Program" is licensed for use solely to facilitate the operation of the corresponding equipment device.
5. Each Program listed in Exhibit 1 identified as a "Development-User Program" is licensed for installation and use on a single computer for development and testing purposes. The license for Development-User Programs also includes a license for production use on a single computer.
6. Each Program listed in Exhibit 1 identified as a "Production-User Program" consists of necessary runtime modules and associated link libraries for inclusion with custom software applications. Production-User Programs are not licensed for use in the development of custom software applications and may be either Multi-User or Single-User Programs.
7. Only a nontransferable, nonexclusive, perpetual license to use the Programs and related BancTec documentation for its own internal use (including, without limitation, providing processing services to third parties in a service bureau or facilities management environment) is granted to the Fund.
8. BancTec or its vendors retain all title to the Programs, and all copies thereof, and no title to the Programs, or any intellectual property in the Programs, is being transferred; provided, however, nothing contained herein shall give BancTec or its vendors any right, title or interest in the Software.
9. The Programs shall not be copied, except as specifically authorized under an Exhibit to this Agreement and except for backup or archival purposes. All such copies shall contain all copyright and other proprietary notices or legends of BancTec or its vendors contained in the Programs delivered under this Agreement.
10. The Programs shall not be modified, reverse assembled or decompiled by the Fund. No attempt shall be made by the Fund to derive source code from the Programs.
11. The Programs will not be shipped or used by PFPC or the Fund to Africa or the Middle East. All applicable export and re-export restrictions and regulations of the U.S. Department of Commerce or other U.S. agency or authority shall be complied with. The Programs shall not be transferred to a prohibited country or otherwise in violation of any such restrictions or regulations.

12. Each Program is copyrighted and contains proprietary and confidential trade secret information of BancTec and its vendors. Each sublicensee of the Programs shall protect the confidentiality of the Programs with at least the same standard of care used to protect the Fund's own similar confidential information.

13. BancTec and its vendors are each a direct and intended beneficiary of the sublicenses granted for the Programs and may enforce such sublicenses directly against sublicenses of the Programs.

14. Neither BancTec nor its vendors shall be liable to the Fund for any general, special, direct, indirect, consequential, incidental, or other damages arising out of the sublicense of the Programs.

15. The license granted to the Fund of the Programs may be terminated, either immediately or after a notice period not exceeding thirty (30) days, upon violation by the Fund of any of the terms or conditions of the Agreement, including but not limited to Attachment 1 to Exhibit 1.

16. Upon termination of the license grant to the Fund to use the Program or the Agreement, the Fund shall return all copies of the Programs to PFPC.

                     Attachment 2 To Exhibit 1 Of Schedule C

                        Pegasystems Terms And Conditions

In addition to the terms of the Agreement, the following terms shall apply with respect to the Pegasystems Software:

1. The Fund is prohibited from assigning, timesharing, renting, or hypothecating any of the Pegasystems Software, without prior written approval of Pegasystems.
2. The Fund is prohibited from passing or transferring any right, title, or interest to the Pegasystems Software to any third party.
3. The Fund is prohibited from publicizing or disseminating any results of any benchmark or other testing of the Pegasystems Software.
4. To the fullest extent permitted by applicable law, (i) Pegasystems shall have no liability to the Fund for damages and claims, whether direct, indirect, incidental, consequential, or punitive, and all attorneys' fees and costs, arising from the Fund's use of the Pegasystems Software, and
     (ii) the Fund shall have no rights to assert claims for damages against Pegasystems, including claims against Pegasystems as a third party beneficiary of this agreement.
5. Pegasystems, Inc. is a third party beneficiary of this Agreement to the extent permitted by applicable law.

                            EXHIBIT 1.1 of Schedule C

                                 SPECIFICATIONS

See Attached Exhibit 1.1 of Schedule C - IMPRESS SPECIFICATIONS

                            Exhibit 1.1 of Schedule C

                             IMPRESS SPECIFICATIONS

OVERVIEW OF IMPRESS FUNCTIONALITY

     -    Workflow Management

     -    Image Processing

     -    Customer Relationship Manager (CRM)



--------------------------------------------------------------------------------

This item is the property of PFPC of Wilmington, DE, and contains confidential and trade secret information. This item may not be transferred from the custody or control of PFPC except as authorized by, and then only by way of loan for limited purposes. It must be returned to PFPC upon request and, in all events, upon completion of the purpose of the loan. Neither this item nor the information it contains may be used or disclosed to persons not having a need for such use or disclosure consistent with the purpose of the loan, without the prior written consent of PFPC.

                               Copyright PFPC Inc.
              1994, 1995, 1996, 1997, 1998, 1999, 2000, 2001, 2003
                               ALL RIGHTS RESERVED

This media contains unpublished, confidential, and proprietary information of PFPC. No disclosure or use of any portion of these materials may be made without the express written consent of PFPC.
--------------------------------------------------------------------------------

OVERVIEW OF IMPRESS FUNCTIONALITY

                   WORKFLOW MANAGEMENT FUNCTIONALITY OVERVIEW

Workflow       DYNAMIC WORKFLOW DESIGN AND MONITORING
Management
               IMPRESS provides a set of client/server based tools that allow designers and authorized system users to build workflow rules to be implemented on the work floor. These rules can be built and implemented, then changed as required by trained administrators.

               GENERIC WORKFLOW AVAILABLE FOR ALL TRANSACTIONS

               IMPRESS offers a generic workflow that can be used for any transaction type that is designated in an operation. Liquidations, correspondence, new accounts, etc. are just some examples of transactions that can be processed through this generic workflow. Should the workflow need to be customized or altered, it can be.

               WORK FLOW MONITORING

               IMPRESS provides the following work flow monitoring activities in a real time mode:

               *    Allow users with the proper  security  access to monitor the status of workflow activities or entire work flow maps
               *    Monitor  work-in-process items via a graphical display which produces bar graphs in a variety of presentation formats
               *    Monitor multiple  statistics  simultaneously  on a graphical display.

               PRIORITIZATION OF WORK

               IMPRESS allows the setting of a default priority of items during workflow design, and, in addition, dynamically during work in process. During work in process, an item's priority is based on its transaction type, its default or subsequently manually altered priority setting, as well as its age in the activity queue.

               MANUAL ROUTING OF ITEMS

               IMPRESS allows items to be manually routed to workflow map destinations, or, in some cases, to specific end users by those users with authorization to do so.

               AUTOMATIC ROUTING OF WORK

               IMPRESS   routes  work  items  to  the  next   destination  on  a
               pre-defined set of workflow rules. These rules can be overridden by the user when necessary.

               ITEM COPY ROUTING

               IMPRESS allows users to make "copies" of items within the workflow and route them to other workflow activities. This is commonly used when an individual processing the work determines that an item must be forwarded to another processing department or review the steps because it is actually two or more transactions.

               ENHANCED QUALITY CONTROL

               IMPRESS allows for random or pre-determined QC, statistical QC, or other more intelligent or selective QC means.

               ENHANCED QUALITY ASSURANCE

               IMPRESS allows for random or pre-determined QA, statistical QA, or other more intelligent or selective QA means.

                                                    IMAGE FUNCTIONALITY OVERVIEW


Image          DOCUMENT SCAN, STORE, ROUTE, AND RETRIEVE
Processing

               IMPRESS captures, through scanning, electronic images of documents, stores these electronic images on magnetic disk, and subsequently allows for retrieval of the electronic images. IMPRESS allows images to be accessed for image quality review and provides for the rescanning of images determined to be of unacceptable quality. Following the completion of scanning and any image quality review, items are automatically routed to subsequent activities, based on a predefined set of workflow rules.

               ELECTRONIC DOCUMENT IMAGE PRESENTATION AND MANIPULATION

               IMPRESS allows images to be viewed on image-enabled workstations. Multi-page documents can be scrolled through, and selected portions of an image can be magnified.


Image          CROSS-REFERENCE TO PHYSICAL DOCUMENT LOCATION
Tracking
and Retrieval  IMPRESS  is  designed  so  that  the image  database  stores  the location of the physical document for each document image. This location - known as a storage box - is entered into the system while scanning documents.

               INDEXING OF IMAGES

               IMPRESS automatically assigns a unique indexing number to each document that is created through scanning. The unique indexing number consists of a system-generated number that can subsequently be used to cross-reference an item to a mainframe transfer agent system. In addition, IMPRESS allows for the alternate indexing of documents by other user-entered fields such as fund/account.

               SOURCE KEY GENERATION AND DISPLAY

               Each transaction type processed within IMPRESS receives a unique identifier that can be used to link an item to the PFPC transfer agent system. This key may also be used for document retrieval.

               SCANNING, INDEXING, AND STORAGE OF DOCUMENTS PROCESSED PRIOR TO IMAGE WORKFLOW

               Through the IMPRESS document linking facility, users can scan documents processed prior to the installation of IMPRESS. The document linking facility allows you to associate documents with existing, already scanned and indexed documents, making them available for future inquiry using IMPRESS.

               IMAGE ARCHIVAL AND SUBSEQUENT RETRIEVAL FROM OPTICAL STORAGE

               IMPRESS provides storage and backup functions for data objects, is designed to handle media management, and communicates with the database management system. IMPRESS supports archival of items to magnetic or selected WORM (Write Once Read Many) optical media. Archival from magnetic to optical media criteria are set during installation time.

               PRINTING OF IMAGES

               IMPRESS allows you to print copies of document images at LAN-based printers equipped with the appropriate print server components.

               REAL-TIME ADMINISTRATION TOOLS

               IMPRESS offers an administration function that allows authorized users to add and maintain user profiles, funds, transaction types, locations, and other client site-specific data. This tool also allows authorized users to change courier status, determine the status of work that may have been affected by an environmental mishap, and perform other administrative tasks.

               DOCUMENT/ACTIVITY HISTORY AND AUTOMATIC UPDATE

               IMPRESS  automatically   records  and  stores   document/activity
               history   statistics   on  audit  trail  logs   during   workflow
               activities, and produces standard reports for such items as:

               *    Workflow activity type
               *    Date/time/user of each activity
               *    Beginning/ending date/time of each activity
               *    Last update user/date/time

Administrative IMPRESS  allows  much  of  this  activity  history  to  be viewed
Functions      on-line in various portions of the application.

               PRODUCTIVITY REPORTING AND QUALITY/TIMELINESS REPORTING

               IMPRESS logs document/activity history statistics to produce standard productivity reports that can be run at the client's request.

               ADHOC REPORTING

               IMPRESS provides a suite of standard reports. A client can also create their own additional reports.

               QUALITY CONTROL PROCESSING

               IMPRESS currently allows for processing activities to be reviewed for quality by routing them to a Quality Control queue. Authorized users can then QC work items. Future IMPRESS releases will include various rule-based options for selective quality control. IMPRESS Plus prevents users from quality control checking their own work.

               ACCESS SECURITY

               IMPRESS image processing provides security access in the form of user logons and user profiles. Users must have a user ID to access the system and are further constrained by their user profile. The client assigns user IDs for staff to access the system and specifies the parameters of each user profile. These profiles limit users to performing only those specific activities for which they have been given permission.(e.g. processing, scan, etc.). It is recommended that the logon IDs match the user's logon ID from the PFPC transfer agent system.

Value-Added    ON-LINE HELP FOR USERS
Functionality
               IMPRESS offers a  comprehensive  on-line help system that follows
               Microsoft  Windows  help  system  conventions.  It is designed to serve  both new users  learning  how to use the  system  and more
               experienced   users  who  may  occasionally  need  assistance  or
               additional information.

               SYSTEM ADMINISTRATION PROCEDURES

               IMPRESS System Administration is made easier for designated IMPRESS technical support staff due to the IMPRESS Systems Administration and Procedures manual and related documentation.

                                             CUSTOMER RELATIONSHIP MANAGER (CRM)

IMPRESS
Customer Relationship
Manager
(CRM) The IMPRESS CRM module is an integrated desktop technology which offers a flexible platform controlled by business experts operating in a multi-tier architectural environment. Through the use of this technology, users will be able to reduce set-up time per call, navigate through all screens with ease and manage more clients. CRM provides users with a Windows-based, front-end customer relationship management call center and correspondence application.

               Using CRM, you will have the ability to customize call flows, add scripting and integrate client applications. In addition, IMPRESS, out proprietary workflow technology is designed to seamlessly merge information from out systems, automating essential customer management functions and placing complete fund account information, transaction history and previous contact records at your fingertips. CRM is a strong call tracking application. CRM is PFPC's approach to increasing customer knowledge, building profitable relationships, optimizing value and delivering exceptional client service.

               CUSTOMER RELATIONSHIP MANAGEMENT AT YOUR FINGERTIPS

                    * General Inquiry allows you to view your existing accounts. It integrates call center and shareholder accounting functions into an easy-to-use computer application that improves telephone-based communications. CRM improves quality of service calls, enhances call tracking and reporting, provides service through customized workflow and scripting, improves operational efficiencies, reduces training of new representatives and expands operational workflow effectiveness.
                    * Transactions permits the user to process specific requests such as telephone subscriptions, telephone redemptions, telephone exchanges and to order purchase placements. Users have the ability to perform financial and maintenance transactions via the enter, verification or confirmation process.
                    *    Account  Maintenance   provides  you  with  shareholder
                         account information. This feature allows the user to perform a variety of transactions such as update dividend/capital gains, add/delete systematic withdrawal plans (SWP's) or pre-authorized contribution plans (PAC's) and establish/modify addresses on an account. In the near future, the ability to add stop codes and update withholding codes will be available.
                    * Servicing Telephone Calls allows the representative to navigate throughout CRM. With this feature, users can perform account searches, log telephone calls and correspondence items and request research. This feature also supports call center environments which serve multiple management companies. Representatives can also make outgoing calls, view contacts, manage reports and generate MSWord outgoing correspondence.
                    * Automatic Call Tracking logs activities as the representative executes them. This information can be used for targeting future workflow, process improvements and sales.

                             EXHIBIT 2 of Schedule C

                          MAINTENANCE AND SUPPORT TERMS

These terms are based on an IMPRESS User network environment as described in Exhibits 1 and 2.

1. SOFTWARE SUPPORT. PFPC shall provide the following Software support services ("Software Support"):

1.1. PFPC shall provide the Fund with full System Administration Guide(s) for PFPC Software.

1.2. PFPC will have a Response Center (help desk) to provide 24 hours a day, 7 days a week to designated client contacts.

1.3. PFPC shall use reasonable efforts to resolve all Software failures through: remote support to the Fund's information systems staff ("the Fund's Staff"), coordination of Third Party Vendor support (on-site or remotely), coordination of other subcontractors' actions, or direct on-site support by PFPC personnel.

1.4. PFPC shall investigate errors in the Software reported by the Fund which prevent substantial compliance with the then current Documentation and to initiate the corrective action, if any, which PFPC considers reasonable and appropriate, including but not limited to temporary fixes, patches and corrective releases to PFPC's clients generally. Notwithstanding the foregoing, if reported errors result from or arise out of: (i) malfunctions of equipment other than the Equipment, (ii) improper the Fund operator procedure or misuse of the system by the Fund, (iii) modifications or changes made to the system without PFPC's prior written approval, (iv) causes beyond the reasonable control of either party, or (v) user developed features such as those users may develop with form generators, ad hoc report writers and user customized screens, then PFPC shall have no responsibility for investigating the error or making the correction, except as the parties may otherwise agree to in writing. The Fund shall pay PFPC's then current time and materials charges plus travel and out-of-pocket expenses incurred in investigating and attempting to correct any such errors.

1.5. PFPC shall from time to time provide bug fixes, error corrections, maintenance, minor enhancements, upgrades and updates to the Software which are generally made available by PFPC to its similar customers as part of Software Support ("Updates"). The cost of the Updates is included in the fee and other charges identified in the Agreement, if the updates are supplied to the Fund using PFPC's standard update facility. PFPC installation assistance for the new Updates may be required and, is billable to the Fund as an Additional Service. During the term of the Agreement, PFPC will use reasonable efforts to provide the Fund with not less than thirty (30) days prior written notice of PFPC's intent issue a new update of Software. The Fund shall implement an Update within ninety (90) days of receipt. Any support by PFPC of any prior release of the Software after such ninety (90) day period shall be at PFPC's sole discretion and as an Additional Service.

1.6. Software Support, the License, and the Software shall not include any modification to the Software which contains any substantial added functionality (including any significant new interface features), as determined solely by PFPC or any new architecture or any significant modification of the Software which contains any substantial added or different functionality, whether or not such new functionality is coupled with any change in software architecture or hardware platform ("New Products"). New Products shall be provided and licensed to the Fund as an Additional Service.

1.7. PFPC may decline to support the Software if (i) the Software or Equipment was added to or changed without PFPC's prior approval; (ii) the Fund does not perform its Software Maintenance and Support responsibilities.

2. THE FUND MAINTENANCE AND SUPPORT RESPONSIBILITIES. The Fund's facility will have all of the required security, space, electrical power source, communications lines, heating, ventilation and cooling, and other physical requirements reasonably necessary for the installation and proper operation of the Equipment. The Fund's users will first direct all questions and problems to the Fund's Staff for proper call tracking and problem resolution. The Fund's Staff will coordinate all facility issues at the site and will serve as primary contact for PFPC when planning installs, upgrades and other equipment changes. The Fund's Staff shall:

2.1. Identify designated client contacts, one for Operations and one technical systems administrator, to function as single points of contact for discussion, review and resolution of problems with PFPC.

2.2. Perform initial problem determination and symptom documentation.

2.3. Be responsible for all system hardware and network hardware  components and
shrink-wrap  software  from  a  maintenance,   support  and  problem  resolution
standpoint.

2.4. Provide (a) data back-up and recovery, (b) preventive maintenance, and (c) perform server administration tasks as describe din the Systems Administration Guide(s) and Third Party Software documentation.

2.5. Maintain all network and trouble-log documentation required by PFPC or by third-party vendors. PFPC shall be allowed to review such documentation if necessary to resolve support issues.

2.6. Be available during normal business hours and reachable for support 24 hours a day, 7 days a week, as required. the Fund shall maintain the appropriate staff level to adequately perform the maintenance support functions specified. This staff should have experience in network administration, troubleshooting, Microsoft Windows, workstation memory management, and UNIX and NT systems administration.

2.7. Consult with PFPC before performing any work that may affect the Software or performance of the System, including installation, upgrading, or unplanned maintenance affecting Equipment.

3. SUPPORT OF CUSTOMIZED CODE. (Code changed by the Fund or PFPC on a customized basis at the request of the Fund)

3.1 SOFTWARE REVISIONS. At times, PFPC will provide software updates to components (third party or PFPC software) to either enhance the product or address quality deficiencies. PFPC is responsible for notifying the Fund of these updates, and what changes have been made. The Fund is responsible for installing the updates and modifying any code which they have customized to accommodate these enhancements. Assistance can be provided by PFPC at stated billable rates.

3.2 SUPPORT OF MODIFIED CODE. PFPC will provide application, technical and workflow support for modified code only on a time and materials basis. PFPC may request the replacement of the modified code with the original code in order to assist in the determination of the problem source.

3.3 MAINFRAME RESOURCE UTILIZATION. If customized code requires greater PFPC mainframe CICS, DASD, or CPU resources than the base PFPC delivered IMPRESS solution, PFPC reserves the right to charge the Fund for this usage. If there is concern that excessive resource utilization could impair the mainframe system, PFPC reserves the right to disallow this modified code from executing on the mainframe. The Fund is advised to consult with PFPC in order to determine if planned customization may negatively impact mainframe resources.

                                   Schedule D

                          PFPC Certificate of Insurance

[See Attached Certificate]

[Copy of Certificate is on file at the offices of the Registrant]

                                   Schedule E

                           DISASTER RECOVERY SERVICES

1. EQUIPMENT. Upon notification by the Fund to PFPC of a Disaster, PFPC shall make available to the Fund the following equipment and services:

                      QTY    TYPE            DESCRIPTION
                      ---    ----            -----------

     WORKAREA(S):      30    Stations        Pre-wired Workspace with PFPC
                                             mainframe access including FSR and
                                             IMPRESSPlus

     VOICE RECOVERY:   30    Phonesets       PBX connected into a defined split
                                             & Recorded

          Note: Fund responsible for any call re-routing to Transfer Agent through its carrier(s).

     PC/STATIONS:      30    PC/Stations     Pentium III

     LAN PRINTER(S):    1    Laser Printers  Hewlett Packard LaserJet 5 Printer
                                             w/ 8 MB Memory w/ HP JetDirect
                                             10Base-T Ethernet Card

2.   TOTAL ANNUAL DISASTER RECOVERY TEST TIME

          Emergency Response Backup Capability              48 Hours/Year

3.   SPECIAL TERMS:

     A. The equipment described in this Schedule may be substituted by PFPC with comparable or equivalent units.

     B. PFPC provided Emergency Response PC/Stations will be equipped with Windows 2000 or higher version level software. Fund will provide station application software.

          Fund represents and warrants that it has taken all reasonable precautions to protect the Fund supplied software and computer systems from infection by any computer virus. Transfer Agent represents and warrants that it has taken all reasonable precautions to protect the Transfer Agent Inc. supplied software and computer systems from infection by any computer virus.

     C. Maximum Fund personnel for the Emergency Response Backup Capability is limited to the quantity of Emergency Response Workarea Stations plus a reasonable amount of technical support personnel as agreed to by Transfer Agent.

     D. Fund's access to and use of the Backup Capability shall be limited to the quantities and configurations set forth in this Schedule.

                                    Exhibit 1

                              Performance Standards


I.   TRANSACTION   PROCESSING  AND  CORRESPONDENCE   PERFORMANCE  STANDARDS  AND
     INCENTIVES

OBJECTIVE
     To ensure consistent "Best in Class" quality practices for the Eaton Vance Transaction Processing and Correspondence teams at PFPC. This plan provides an individual-based incentive whose performance exceeds department objectives and supports the team achievement of pre-set goals.

PLAN PERIOD: This plan takes effect on November 1, 2002.

ELIGIBLE PARTICIPANTS
     Employees   who   support   on  a   permanent   basis   the   Eaton   Vance
     Processing/Correspondence group and who are in the following job titles

     *   Investor Service Associate
     *   Investor Service Specialist
     *   Sr Investor Service Specialist

     If an employee is newly hired or promoted from outside the Eaton Vance Transaction Processing or Correspondence group into one of the above positions, eligibility will begin the 1st full month after completing 90 days in the transaction processing or correspondence position.

MANAGEMENT HAS THE DISCRETION TO RESTRICT AND/OR NOT PAY INCENTIVE IF:

     *    Contractual service standards are not met.

     * Employee is responsible for a Gain/Loss over $250 ($500 trade desk) in any given month.

     * Employee is on corrective action due to performance issues, engages in serious misconduct resulting in formal disciplinary action during the performance period and/or has been tardy in excess of five minutes more than three times in any given month.

     * Overall performance, actual contribution to Company objectives and expected contribution in the future, do not warrant (in the discretion of management) payment of an Incentive Award.

     * You are not actively employed by the Company on the date of payout. No bonus will be paid while you are on approved leave of absence (unless such leave is pursuant to the Family Medical Leave Act); any Incentive Award payable to you will be distributed only upon your return to active status.

CRITERIA

     This is an individual incentive plan based on attainment of individual monthly quality scores computed by the Internal Training Team and completed by Unit Managers in conjunction with the Quality Assurance Group and NQR.

     Scores are computed monthly from the first business day of the month through the last business day of the month.

PAYOUT CALCULATION

     Payout occurs quarterly. Eligibility will begin the 1st full month after completing 90 days in the processing/correspondence position. For example, an employee starts on February 11th, eligibility starts after 90 days - May 11th. The bonus starts calculating on June 1st, since it is the first full month after eligibility requirement is met. The payout coincides with your quality scoring scale.

QUALITY/PRODUCTIVITY MEASUREMENT

=================== ============================== =============================
      Grade Level          Average Monthly           Calculated Monthly
                      Quality/Productivity Score
=================== ============================== =============================
           5               98.98% - Quality               $150.00
                         105% - Productivity
           7               99.49% - Quality               $150.00
                         115% - Productivity
           8               99.99% - Quality               $150.00
                         126% - Productivity
------------------- ------------------------------ -----------------------------

QUALITY ASSURANCE, NQR, AND MCS ERRORS

====================== ===========================
      Grade Level        Calculated Monthly/Paid
      5, 7 and 8                Quarterly
====================== ===========================
  No Errors reported             $100.00
---------------------- ---------------------------

ADDITIONAL INCENTIVE OF $250

     Any individual who meets all their individual goals for an entire quarter will also receive an additional $250. The additional $250 will be paid at the end of each quarter.

Measurements of goals are subject to change to accommodate business requirements

II.  CALL CENTER PERFORMANCE STANDARDS AND INCENTIVES

OBJECTIVE
     To ensure consistent "Best in Class" quality practices for PFPC Call Center representatives working on the Eaton Vance account in PFPC worksites. This plan provides an individual-based incentive whose performance exceeds department objectives and supports the team achievement of pre-set goals.

PLAN PERIOD: This plan takes effect on November 1, 2002.

ELIGIBLE PARTICIPANTS
     Employees in the Westboro Call Center who are in the following job titles and are not eligible for another incentive plan:

     *    Call Center Associate

     *    Call Center Specialist
     *    Call Center Specialist, Senior
     *    Call Center Specialist, Lead

     If an employee is newly hired or promoted from outside the Call Center into one of the above positions, eligibility will begin the 1st full month after completing 90 days in the call center position.

MANAGEMENT HAS THE DISCRETION TO RESTRICT AND/OR NOT PAY INCENTIVE IF:

     *    Contractual service standards are not met.

     * Employee is responsible for a Gain/Loss over $250 ($500 trade desk) in any given month.

     * Employee is on corrective action due to performance issues, engages in serious misconduct resulting in formal disciplinary action during the performance period and/or has been tardy in excess of five minutes more than three times in any given month.

     * PMO averages, overall performance, actual contribution to Company objectives and expected contribution in the future, do not warrant (in the discretion of management) payment of an Incentive Award. (e.g. monthly PMO Averages do not achieve expectations.)

     * You are not actively employed by the Company on the date of payout. No bonus will be paid while you are on approved leave of absence (unless such leave is pursuant to the Family Medical Leave Act); any Incentive Award payable to you will be distributed only upon your return to active status.

CRITERIA

     This is an individual incentive plan based on attainment of individual monthly quality scores computed by the call monitoring completed by Unit Managers in conjunction with the Quality Assurance Group.

     Scores are computed monthly from the first business day of the month through the last business day of the month.

PAYOUT CALCULATION

     *    Call Center Associate
     *    Call Center Specialist
     *    Call Center Specialist, Senior
     *    Call Center Specialist, Lead

     Payout occurs quarterly based on a calculation of the previous three-month period. Each month is calculated separately and averaged. The three-month period occurs from January to March, April to June, July to September, and October to December. Payout is generally expected to occur the second pay period of April, July, October and January for the previous three -month performance period. Eligibility will begin the 1st full month after completing 90 days in the call center position. For example, an employee starts on February 11th., eligibility starts after 90 days - May 11th. The bonus starts calculating, however, on June 1, since it is the first full month after eligibility requirement is met. The payout coincides with your quality scoring scale.

AVERAGE USING THE MUTUAL FUND TRANSFER AGENCY FIVE-POINT SCALE - TIER 1

============================== ===========================
Average Monthly Team Quality     Calculated Monthly/Paid
          Score                          Quarterly
============================== ===========================
        2.85-3.09                          $150
------------------------------ ---------------------------

EXAMPLE OF A PAYOUT USING A MUTUAL FUND TRANSFER FIVE-POINT SCALE

==================== ===================================== =====================
          Month       Average Monthly Team Quality Score          Payout
==================== ===================================== =====================
         January                   2.83%                             $0
-------------------- ------------------------------------- ---------------------
         February                  2.90%                           $150
-------------------- ------------------------------------- ---------------------
          March                    3.20%                           $250
-------------------- ------------------------------------- ---------------------
       Total Payout                                                $400
-------------------- ------------------------------------- ---------------------

          Measurements of goals are subject to change to accommodate business requirements

AVERAGE USING THE MUTUAL FUND TRANSFER FIVE-POINT SCALE-TIER II

===================================== ===================================
   Average Monthly Quality Score      Calculated Monthly/Paid Quarterly
===================================== ===================================
           3.10 and above                            $250
------------------------------------- -----------------------------------

EXAMPLE OF A PAYOUT USING A MUTUAL FUND TRANSFER FIVE-POINT SCALE

===================== ================================= ========================
          Month         Average Monthly Quality Score            Payout
===================== ================================= ========================
         January                   2.83%                           0
--------------------- --------------------------------- ------------------------
         February                  3.15%                          $250
--------------------- --------------------------------- ------------------------
          March                    3.20%                          $250
--------------------- --------------------------------- ------------------------
       Total Payout                                               $500
--------------------- --------------------------------- ------------------------

          Measurements of goals are subject to change to accommodate business requirements

ADDITIONAL INCENTIVE OF $250

     Any individual who meets all their individual goals for an entire quarter will also receive an additional $250. The additional $250 will be paid at the end of each quarter.

III. MANAGEMENT COMPANY SUPPORT PERFORMANCE STANDARDS AND INCENTIVES

OBJECTIVE
     To ensure consistent "Best in Class" quality practices for the Eaton Vance Management Company Support (MCS) at PFPC. This plan provides an individual-based incentive and a team-based incentive for performance that exceeds department objectives and supports the team achievement of pre-set goals.

PLAN PERIOD: This plan takes effect on November 1, 2002.

ELIGIBLE PARTICIPANTS
     Employees who support on a permanent basis the Eaton Vance Management Company Support group and who are in the following job titles

     *    Principal
     *    MCS Specialist Sr
     *    MCS Specialist

     If an employee is newly hired or promoted from outside the Eaton Vance Management Company Support (MCS) group into one of the above positions, eligibility will begin the 1st full month after completing 90 days in the Management Company Support (MCS) position.

MANAGEMENT HAS THE DISCRETION TO RESTRICT AND/OR NOT PAY INCENTIVE IF:

     *    Contractual service standards are not met.

     * Employee is responsible for a Gain/Loss over $250 ($500 trade desk) in any given month.

     * Employee is on corrective action due to performance issues, engages in serious misconduct resulting in formal disciplinary action during the performance period and/or has been tardy in excess of five minutes more than three times in any given month.

     * Overall performance, actual contribution to Company objectives and expected contribution in the future, do not warrant (in the discretion of management) payment of an Incentive Award.

     * You are not actively employed by the Company on the date of payout. No bonus will be paid while you are on approved leave of absence (unless such leave is pursuant to the Family Medical Leave Act); any Incentive Award payable to you will be distributed only upon your return to active status.

CRITERIA

     This incentive plan is based on attainment of individual monthly scores and monthly group scores as computed by the Unit Manager(s) based on data from Adjustments, Telecom, Corporate Actions and MCS Tracking.


     Scores are computed monthly from the first business day of the month through the last business day of the month.

PAYOUT CALCULATION
     Payout occurs quarterly. Eligibility will begin the 1st full month after completing 90 days in the MCS position. For example, an employee starts on February 11th, eligibility starts after 90 days - May 11th. The bonus starts calculating on June 1st, since it is the first full month after eligibility requirement is met.

INDIVIDUAL INCENTIVES:

     No Miscoding Errors, No Adjustment Rejects, No Errors on Processed Items:

====================== ===========================
     Grade Level         Calculated Monthly/Paid
     7, 9 and 11                Quarterly
====================== ===========================
  No Errors reported             $250.00
---------------------- ---------------------------

     Explanation:

     *    No Miscoding Errors-
          Items on the Tracking System that are not coded with proper origin of error as determined from the Weekly MCS/EHV Report.
     *    No Adjustment Rejects-
          Any items rejected by the Adjustments Dept that are NIGO. The Adjustment Dept generates this report weekly
     *    No Errors on Processed Items-
          Any item that is called in by a Eaton Vance Team Leader or found by a Manager at PFPC to have been processed incorrectly by MCS.

BONUS INDIVIDUAL INCENTIVE:

==================== ===========================
    Grade Level        Calculated Monthly/Paid
    7, 9 and 11               Quarterly
==================== ===========================
  Most Calls Taken             $100.00
-------------------- ---------------------------

     *    Most calls taken in monthly - Phone Stats
          Stats will be collected through the phone system.

GROUP INCENTIVES:
============================= =====================================
         Group Award            Calculated Monthly/Paid Quarterly
============================= =====================================
  All criteria listed above             $100.00 per person
  All criteria listed above      A celebratory lunch for the group
----------------------------- ---------------------------------------

     All of the following criteria must be met in order for the Group to receive the stated award.
     *    Aging-
          No item will age more than 9 days determined by the Weekly Report
     *    Gain/Loss-
          No Gain/Loss attributable to MCS reported by Corporate Actions on their weekly report
     *    Service Levels-
          Turnaround times must remain above expected service level- 90% of the MCS items are completed within 5 business days as determined by the Monthly Report

Measurements of goals are subject to change to accommodate business requirements

IV.  ADMINISTRATION

     * Unit managers are responsible for tracking individual eligibility, gathering monthly/quarterly performance data and completing unit summary report.

     * Payment of incentives will take place during the month following the measured period (after receipt of quality reports).

     * Unit roll up of earned incentives requires Call Center Director and Vice President of Eaton Vance Client Services sign off prior to submission to Compensation.

     * Participant must be an active PFPC employee at time of actual payout in order to receive the incentive payment.

     * PFPC Client Service Management will review rating scales with Eaton Vance annually to determine success of program.

V.   MAXIMUM INCENTIVE PLAN REWARD PAYOUTS

Transaction Processing          Annual
----------------------          ------
     Exceptional - Reward       $20,000 ($5,000 per quarter)

Correspondence
--------------
     Exceptional - Reward       $20,000 ($5,000 per quarter)

MCS
---
     Exceptional - Reward       $20,000 ($5,000 per quarter)

Control
-------
     Exceptional - Reward       $20,000 ($5,000 per quarter)

Call Center
-----------
     Exceptional - Reward       $20,000 ($5,000 per quarter)


TOTAL REWARDS AVAILABLE         $100,000 per annum ($25,000 per quarter)


Additional Points:

     1. PFPC has committed to paying for the NQR-related costs for the transaction processing review as a part of their commitment to care. This cost is $85,000.
     2. With the majority of the shareholder calls moving to Eaton Vance in 2002, we would hope to have NQR or Dalbar measure the calls taken at Eaton Vance and measure the small team remaining at PFPC as a part of the overall agreement. Measurement of the Westborough team as a separate group would be necessary in order to attain the scores needed to validate this system.
     3. These award dollars will be placed in a fund available for staffing incentives

VI. ADDITIONAL EATON VANCE STANDARDS OF CARE

TRANSACTION PROCESSING
     *  New accounts - T
     *  TOA - New Accounts - T + 1
     *  Purchases - T
     *  Exchanges - T
     *  Transfers - T + 2
     *  Redemptions - T
     *  Maintenances - T + 4

CORRESPONDENCE/CALL OUTS
     *  Priority items ( financial ) - T + 1
     *  Non - Financial items - T + 3

ADJUSTMENTS
     *  Processing Initiated for All items - T + 0
     *  All items Quality Control - T + 1
     *  Cancel/Rebill - T

MANAGEMENT COMPANY SUPPORT
     * 99% > of Priority 6 Financial items received in good order prior to 3:00pm EST will be submitted for initial processing or research on T
     * 99%> of all items received in good order by MCS prior to 3:00pm EST will be assigned and acknowledged on the AHD system
     * 80%> of all items received in good order by MCS prior to 3:00pm EST will be resolved in T + 3
     * 90%> of all items received in good order by MCS prior to 3:00pm EST will be resolved T + 5
     * 98%> completed item accuracy, as determined by dispute feedback provided by Eaton Vance Team Leaders and mutually agreed by MCS Management

RESEARCH
     *  Priority Items ( Financial ) - R + 2
     *  Non-Financial Items - R + 3
     *  Other  -
          -  Statements, Tax Forms - ( Current to 1997) - R + 1
          -  Transcripts/Fiche - ( 1997-1985) - R + 3
          -  Items Prior to 1985 ( pulls from Iron Mountain ) - R + 5
          -  Check Requests ( IPS ) - R + 1
          -  Check Requests ( Mellon/BSDT) - R + 3

CALL CENTER
     *  Service Levels - Monthly Average >  90%
     *  Speed of Answer <   20 seconds

                                    Exhibit 2

                     Summary of PFPC Disaster Recovery Plan

[See Attached Enterprise Business Resiliency Overview - Prepared by PNC Corporate Business Resiliency Dtd 1/22/2003] 6

--------------------------------------------------------------------------------

                                   [LOGO] PNC










                     Enterprise Business Resiliency Overview


                  Prepared by PNC Corporate Business Resiliency

                                    1/22/2003










Contents are included in this document solely for the use of the intended recipient. You may not copy, modify, distribute, transmit, display, perform, reproduce, transfer, resell, or republish any of the Contents of this document without the prior written consent of PNC, which may be withheld in its sole discretion.

Except where otherwise expressly noted or as noted below, all Contents of this document, including the graphics, icons and overall appearance of the document, are the sole and exclusive property of The PNC Financial Services Group, Inc., Pittsburgh, Pennsylvania and/or its subsidiaries or affiliates.
--------------------------------------------------------------------------------

[LOGO] PNC

ENTERPRISE BUSINESS RESILIENCY OVERVIEW

PNC's Business Continuity Plan and Resiliency Model is composed of nearly 1,000 individual plans for people, facilities, business functions and technology throughout the entire corporation. It is the policy that:

     "Appropriate contingency measures will be established to ensure the Resiliency of critical business functions and information processing support in the event of a disruption of service. Business continuity plans will be developed, maintained and periodically tested for critical business functions and systems as determined by the Business through a process that is commensurate to the level of risk associated with disruption."

Disaster recovery testing is a key component of PNC's architecture for Business Resiliency. The problem, emergency, and crisis response teams are tested on a periodic basis and evaluated whenever "real" situations occur.

Disaster recovery tests are scheduled, and conducted in accordance with expectations from Regulators, Shareholders and Customers for each critical application system. The PNC policy is, at a minimum, to schedule tests for each information system platform each year, based upon: application criticality; business unit requirements; recovery process maturity; and prior test results. Test results are critiqued, and results presented by Business Resiliency to all interested parties.

ALTERNATE RECOVERY SITES

The PNC Data Center deploys a mixture of both internal and external recovery hot sites for those computer platforms, which process critically-rated applications (i.e. IBM Mainframe, Stratus, DEC, SUN, INTEL).

Mainframe, AS/400, RS/6000, SUN Hot sites - PNC maintains an extensive relationship with the leading industry providers of recovery services. Multiple geographically diverse locations are used for technology hot-site and business work area recovery. More specific vendor and location information is withheld in the interest of our customers' safety and security.

Other platforms use vendor drop ship agreements, or other arrangements to meet requirements defined by the business units

RECOVERY TIER RATINGS

PNC is committed to recover all applications and services in a timely fashion. PNC has developed a set of Tier Ratings based on risk ensuring that the most critical applications and services are recovered first. This best practice allows for the placement and matching of business segments to facilities and infrastructure with similar criticality requirements. The level of availability supported by the infrastructure determines ratings.

Using the Business Impact Analysis Survey (BIA), PNC departments and functions are analyzed to determine their criticality to the organization and its customers and then are assigned a Tier rating. Risk profiles for facilities, telecommunications systems and information technology systems provide data as to the ability to satisfy customer and business requirements and to meet their service level objectives. Based upon the information provided in the Business Impact Analysis, Target and Supported Tier ratings are applied, and then gaps are identified and addressed to mitigate existing deficiencies within the delivery infrastructure.

OPERATIONAL AVAILABILITY

The PNC Data Center is comprised of computer systems from various technology vendors, ranging from mainframe technology, to midrange UNIX and Intel based solutions to meet the varied needs of our businesses. Some key highlights include:

     * IBM's CMOS Mainframe technology for large transaction processing systems

     * 20+ Terabytes of mainframe class storage designed to meet the availability and performance needs of the businesses.

     * Automated Tape technology systems, including both Robotic silos as well as Virtual Tape subsystems to support processing and offsite archival of critical information for recovery

     * PNC has implemented a robust design for implementation of Intel and Unix processing platforms. This design incorporates a standardized, redundant network configuration, dual redundant power supply, and implementation of a high-speed, automated backup system all within a flexible, scalable, space efficient environment.

(OPERATIONAL AVAILABILITY-CONT.)

The PNC Data Center network consists of:

     * Redundant connections to robust self-healing Metropolitan Area and Wide Area networks.
     *    Redundant front-end and channel extension components.
     *    Thirty-five miles of ESCON fiber technology.
     *    Redundant/alternate equipment data paths.
     *    Computerm recovery capability at the hot site.
     *    Redundant path link recovery topology to the hot site.

EBUSINESS CONTINUITY AND THE INTERNET

The existing recovery strategy and investment for the e-Business technology infrastructure is based on management assessment of the probable dollar risk, transaction levels and the alternate processing capabilities available to the customers. The recovery capabilities are adequate to meet the current identified level of risk. As the risk increases, additional investments are being made.

A risk based, tiered business resiliency and recovery strategy and plan for the eBusiness technology infrastructure has been an integral part of the implementation plan. As part of the overall risk based implementation strategy, a very high operational availability solution was designed and implemented for the e-Business infrastructure. This solution features multiple Internet providers and connections, clustered processors with instant fail-over technology, as well as multiple firewalls and internally multi-routed pathing.

The implementation of the clustered high operational availability for the Web Java environment supplied the last component in this very robust high availability solution. This development path has been deliberate and represents application of funding towards the highest failure risk first, and builds towards the highly mitigated and unlikely scenario of major data center outage. This strategy capitalizes upon the existing investment in extremely high operational availability for the data center infrastructure and the low transaction volume of the new applications.

PNC maintains dual connections to the Internet through the Tier 1 service providers. Operational availability is achieved through load balancing and automatic fail over.

Current recovery contracts in place also allow, in catastrophic circumstances, for a staged recovery on vendor premises using vendor supplied Internet access and equipment.

BACKUPS

Critical application file back-up tapes are transported offsite, to a remote, secure storage vault provided by a leading national vendor.

A copy of the mainframe operating environment is maintained continually at the hot-site vendor. Daily critical operating system and application file back-up tapes are segregated and transported off-site to the secure storage vault. These tapes would be used to establish an immediate recovery process, while the remaining application back-up tapes are shipped from the offsite storage as well.

ENVIRONMENT

Power Systems

     Dual local utility power feeds provide five-megawatt redundant electrical service. Either feed can sustain the entire building load.

     In addition there is:

     *    Redundant electrical switchgear and substation equipment.
     * Two redundant Uninterruptible Power Supply (UPS) battery back-up systems in separate rooms, each containing three 500 KVA 60 cycle modules. Each room alone supplies continual power leveling to all critical data processing equipment and will supply 20 minutes of power to key systems to allow for switching to generators, or an orderly shutdown, if required. The other room is a redundant mirror image.
     * Four 1.5 KVA (2,168 horsepower) diesel generators. Three generators can sustain the building load, with one in continuous standby. These generators can provide a continuous supply of power to the entire facility including all data processing systems indefinitely by refueling the on-site fuel tanks.
     * Two 15,000-gallon main tanks and two redundant day tanks. This is enough fuel to sustain the building's operation for 96 hours without external refueling.

(ENVIRONMENT - CONT.)

Cooling & Mechanical Systems

     * 732 tons of all types cooling power, including building chillers, CPU heat exchange, and free standing raised floor units.
     *    Redundant building chillers and pumps.
     * 20,000-gallon water reservoir containing enough water to sustain all mechanical systems for 24 hours under adverse weather conditions.
     * All piping and wiring systems are designed and installed to provide maximum effectiveness and optimal change and/or maintenance management without disruption.

FIRE SUPPRESSION SYSTEMS

     The facility is fire protected by using a combination of five types of fire suppression systems.

     *    Overhead WET system (lines are water charged)
     *    Overhead DRY system (lines are not water charged)
     *    Pre-action WET/DRY system
     *    Halon 1301* Full Concentration
     *    Halon 1301* Under floor Saturation

* Halon 1301 production has been discontinued will be replaced with FM2000 when needed


PROBLEM RESPONSE

PNC employs a corporate help desk to escalate and track all problems. This service is available via an 800 number 24/7/365. There are specific escalation procedures that are followed for each incident.

Corporate Business Continuity administers the PNC Corporate Emergency Response Plan. There are also Computer Escalation and Response 911 Plans in place for specific critical functions and applications.

SUMMARY

PNC has a highly developed and effective business resiliency program in place that meets the critical needs of business functions and technology throughout the corporation.